Exhibit 10.2

Execution Copy

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made effective the 30th day of August, 2021.

AMONG:

1284670 B.C. LTD.,

a corporation existing under the laws of British Columbia, having an office at Suite 1570 - 505 Burrard Street, Vancouver, British Columbia V7X 1MS

(hereinafter referred to as the “Purchaser”)

- and -

MIDORI-BIO INC.,

a corporation existing under the laws of the Province of Ontario, having an office at 3134 Driftwood Drive, Burlington Ontario L7M 3El

(hereinafter referred to as “Midori”)

-and-

The common shareholders of Midori listed in the attached Schedule “A” together, if applicable, with any persons that become shareholders of Midori prior to Closing, hereinafter collectively referred to as, the “Shareholders”, and individually as, a “Shareholder”)

WHEREAS:

A.	The Shareholders are collectively the legal and beneficial owners of all of the issued and outstanding voting shares in the capital of Midori (the “Midori Shares”);

B.	The Purchaser has agreed to purchase all of the outstanding Midori Shares in exchange for common shares of the Purchaser on the terms and conditions set forth in this Agreement (the “Transaction”); and

C.	The Shareholders who have executed this Agreement have agreed to the Transaction.

2

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

INTERPRETATION

1.01	Definitions

In this Agreement, unless otherwise defined, capitalized words and terms shall have the following meanings:

(a)	“Agreement” means this share exchange agreement as the same may be supplemented or amended from time to time;

(b)	“Alternative Transaction” means any of the following (and excludes the transactions contemplated by this Agreement): (a) any merger, amalgamation, arrangement, share exchange, take-over bid, tender offer, recapitalization, consolidation or other business combination directly or indirectly involving Midori or the Purchaser, or any analogous transaction; (b) any acquisition of all or substantially all of the assets of Midori or the Purchaser (or any lease, long-term supply agreement, exchange, mortgage, pledge or other arrangement having a similar economic effect); (c) any acquisition of beneficial ownership of 50% or more of Midori’s or the Purchaser’s common shares in a single transaction or a series of related transactions; (d) any acquisition by Midori or the Purchaser of any assets or capital stock of another person (other than acquisitions of capital stock or assets of any other person that are not, individually or in the aggregate, material to Midori or the Purchaser); or (e) any bona fide proposal to, or public announcement of an intention to, do any of the foregoing on or before the Termination Date;

(c)	“Applicable Laws” means all applicable rules, policies, notices, orders and legislation of any kind whatsoever of any Governmental Authority having jurisdiction over the transactions contemplated hereby;

(d)	“Books and Records” means all technical, business and financial records, financial books and records of account, books, data, reports, files, lists, drawings, plans, logs, briefs, customer and supplier lists, deeds, certificates, contracts, surveys, title opinions or any other documentation and information in any form whatsoever (including written, printed, electronic or computer printout form) relating to a corporation and its business;

(e)	“Business Day” means a day which is not a Saturday, Sunday or a statutory holiday in the Province of British Columbia;

(f)	“Closing” means the completion of the Transaction in accordance with the terms and conditions of this Agreement;

(g)	“Closing Date” means the date of Closing, which shall be the third Business Day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Transaction (other than conditions that are satisfied with respect to actions the respective parties will take at the Closing itself), or earlier or later date as the Purchaser and Midori may mutually determine;

(h)	“Common Shares” means common shares without par value in the capital of the Purchaser;

3

(i)	“Contracts” (individually, a “Contract”) means all written or oral outstanding contracts and agreements, leases (including the real property leases), third-party licenses, insurance policies, deeds, indentures, instruments, entitlements, commitments, undertakings and orders made by or to which a party is bound or under which a party has, or will have, any rights or obligations and includes rights to use, franchises, license and sub-licenses agreements and agreements for the purchase and sale of assets or shares;

(i)	“Corporate Records” means the corporate records of a corporation, including (i) its articles, notice of articles or other constating documents, any unanimous shareholders agreement and any amendments thereto; (ii) all minutes of meetings and resolutions of shareholders, directors and any committee thereof; (iii) the share certificate books, register of shareholders, register of transfers and registers of directors and officers; and (iv) all accounting records;

(k)	“CSE” means the Canadian Securities Exchange, operated by the CNSX Markets Inc.;

(I)	“Disclosed” means, in the case of the Shareholders and Midori, disclosed in writing (for clarity, including disclosure via uploads to the Dropbox file hosting service) to the Purchaser prior to the date of this Agreement (with sufficient details to identify the nature and scope of the matter disclosed), and, in the case of the Purchaser, disclosed in writing to Midori prior to the date of this Agreement (with sufficient details to identify the nature and scope of the matter disclosed);

(m)	“GAAP” means generally accepted accounting principles in Canada (and, if applicable, includes Accounting Standards for Private Enterprises and International Financial Reporting Standards);

(n)	“Governmental Authority” means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, court, tribunal, commission, board or agency, domestic or foreign, or (b) regulatory authority, including any securities commission, or stock exchange, including the CSE;

(o)	“IP” means any and all intellectual property or proprietary rights arising at law or in equity, including, without limitation, (i) patents, all patent rights and all patent rights and all applications therefor and all reissues, re-examinations, continuations, continuations- in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and mask work registrations and applications therefor, author’s rights and works of authorship, (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary and manufacturing processes, technology, formulae, and algorithms, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, (vii) industrial designs or design patents, whether or not patentable or registrable, patented or registered or the subject of applications for registration or patent or registration and all rights of priority, applications, continuations, continuations-in-part, divisions, re-examinations, reissues and other derivative applications and patents therefor, (viii) licenses, contacts and agreements otherwise relating to the IP, and (ix) the goodwill symbolized or represented by the foregoing;

4

(p)	“laws” means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the person referred to in the context in which such word is used; and “law” means any one of them;

(q)	“Letter of Intent” means the letter of intent dated [August 11], 2021 between the Purchaser and Midori related to the Transaction,

(r)	“Lien” means any mortgage, encumbrance, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition, which, in substance, secures payment, or performance of an obligation;

(s)	“Listing” means the Purchaser’s application for listing on the CSE after Closing;

(t)	“Listing Statement” means the listing statement of the Purchaser pertaining to the Listing and in the form prescribed by the CSE;

(u)	“Material Adverse Effect” means (i) any change, effect, fact, circumstance or event which, individually or when taken together with any other changes, effects, facts, circumstances or events, could reasonably be expected to be materially adverse to the assets, liabilities, condition (financial or otherwise), business, properties or results of operation of the Purchaser or Midori, as applicable, or (ii) a material impairment of or delay in the ability of the parties (or any one of them) to perform their obligations hereunder or consummate the Transaction, provided that the COVID-19 pandemic will be deemed not to constitute a Material Adverse Effect;

(v)	“Material Contract” means any Contract to which a person is a party and which is material to such person, including any Contract: (i) the termination of which would have a Material Adverse Effect on such person; (ii) any contract which would result in payments to or from such person or its subsidiaries (if any) in excess of $25,000, whether payable in one payment or in successive payments; (iii) any agreement or commitment relating to the borrowing of money or to capital expenditures; and (iv) any agreement or commitment not entered into in the ordinary course of business;

(w)	“material fact” shall have the meaning ascribed to it in the Securities Act (British Columbia);

(x)	“Midori Assets” means the assets of Midori listed in the attached Schedule “D”;

(y)	“Midori Board Nominees” means Ken Lyons and Robert Leeder;

(z)	“Midori Material Contracts” has the meaning set forth in Section 5.03(i);

(aa)	“Midori Shares” has the meaning set forth in the recitals of this Agreement.

(bb)	“New Midori Shareholder” has the meaning set forth in Section 2.01;

5

(cc)	“Non-Resident Shareholders” means those Shareholders identified in the attached Schedule “A” as being non-residents of Canada for the purposes of the Tax Act;

(dd)	“Payment Shares” has the meaning set forth in Section 2.02;

(ee)	“Performance Warrants” means up to 5,000,000 common share purchase warrants of the Purchaser exercisable to acquire up to 5,000,000 Common Shares at an exercise price of $0.25 per Common Share for a period of 12 months from the date of Listing if the Purchaser’s Common Shares trade on the CSE at a price equal to or exceeding CDN$1.00 for five consecutive trading days within the 12-month period;

(ff)	“person” includes an individual, sole proprietorship, partnership, limited partnership, unincorporated association or organization, unincorporated syndicate, body corporate, trust, trustee, executor, administrator, legal representative of the Crown or any agency or instrumentality thereof;

(gg)	“Private Placement” means a private placement of a minimum of 8,000,000 Shares at a price of $0.50 per Share for gross proceeds of not less than $4,000,000;

(hh)	“Prospectus” means the non-offering prospectus of the Purchaser prepared in accordance with Applicable Laws;

(ii)	“Purchased Shares” means all of the Midori Shares purchased by the Purchaser pursuant to this Agreement;

(jj)	“Purchaser Material Contracts” has the meaning set forth in Section 5.0l(n);

(kk)	“Purchaser’s Board of Directors” means the board of directors of the Purchaser;

(11)	“Regulation D” means Regulation D under the U.S. Securities Act;

(mm)	“Regulation S” means Regulation Sunder the U.S. Securities Act;

(nn)	“Securities Laws” means the securities legislation having application, the regulations and rules thereunder and all administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted by the applicable securities regulatory authority, all as amended;

(oo)	“SEDAR” means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators;

(pp)	“Shareholder Consent Agreement” means the consent agreement to be entered into between the Purchaser and each New Midori Shareholder by the Time of Closing, substantially in the form attached hereto as Schedule “B”;

(qq)	“Shareholders” and “Shareholder” have the respective meanings set forth in the first page of this Agreement;

(rr)	“Special Warrants” means up to 188,000 special warrants of the Purchaser issued at a price of $0.10 per special warrant the terms of which shall provide that each special warrant shall be automatically converted (without payment of any further consideration) into one (1) Common Share on the date that is the earlier of: (i) the third business day after receipt for its non-offering final long form prospectus which qualifies the distribution the Common Shares underlying the Special Warrants; or (ii) four (4) months and one day after the issue date of the Special Warrant;

6

(ss)	“Tax” means any tax, impost, levy, withholding, duty, fee, premium, assessment and other charge of any kind, however denominated and any instalment or advance payment in respect thereof, including any interest, penalties, fines or other additions that have been, are or will become payable in respect thereof, imposed by any Governmental Authority, including for greater certainty any income, gain or profit tax (including federal, state, provincial and territorial income tax), payroll and employee withholding tax, employment or payroll tax, unemployment insurance, disability tax, social insurance tax, social security contribution, sales and use tax, consumption tax, customs tax, ad valorem tax, excise tax, goods and services tax, harmonized sales tax, franchise tax, gross receipts tax, capital tax, business license tax, alternative minimum tax, estimated tax, abandoned or unclaimed (escheat) tax, occupation tax, real and personal property tax, stamp tax, environmental tax, transfer tax, severance tax, workers’ compensation, Canada and other government pension plan premium or contribution and other governmental charge, and other obligations of the same or of a similar nature to any of the foregoing, together with any interest, penalties or other additions to tax that may become payable in respect of such tax, and any interest in respect of such interest, penalties and additions whether disputed or not, and “Taxes” has a corresponding meaning;

(tt)	“Tax Act” means the Income Tax Act (Canada);

(uu)	“Tax Return” means all returns, declarations, designations, forms, schedules, reports, elections, notices, filings, statements (including withholding tax returns and reports and information returns and reports) and other documents of every nature whatsoever filed or required to be filed with any Governmental Authority with respect to any Tax together with all amendments and supplements thereto;

(vv)	“Termination Date” means October 31, 2021 or such later date as may be agreed in writing between the Purchaser and Midori;

(ww)	“Time of Closing” means 10:00 a.m. (Vancouver time) on the Closing Date, or such other time as the parties may mutually determine;

(xx)	“Transaction” has the meaning set forth in the recitals of this Agreement;

(yy)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(zz)	“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

(aaa)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(bbb)

“U.S. Shareholder” means (i) a U.S. Person, (ii) any person who receives or received an offer of the Payment Shares while in the United States; (iii) any person acquiring the Payment Shares on behalf of, or for the account or benefit of any U.S. Person or any person in the United States, or (iv) any person who is or was in the United States at the time when such person executed or delivered this Agreement.

7

1.02	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.03	Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, Section or a Schedule or Exhibit refers to the specified Article or Section of, or Schedule or Exhibit to this Agreement.

1.04	Number, etc.

Unless the subject matter or context requires the contrary, words importing the singular number only shall include the plural and vice versa; words importing the use of any gender shall include all genders and words importing persons shall include natural persons, firms, trusts, partnerships and corporations.

1.05	Date for Any Action

In the event that any date on which any action is required or permitted to be taken hereunder by any person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.06	Statutory References

Any reference in this Agreement to a statute includes all regulations and rules made thereunder, all amendments to such statute in force from time to time and any statute, regulation or rule that supplements or supersedes such statute, regulation or rule.

1.07	Accounting Principles

Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the International Financial Reporting Standards or the Canadian generally accepted accounting principles, as applicable, approved by the International Accounting Standards Board or the Chartered Professional Accountants of Canada, as the case may be, or any successor thereto, applicable as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles.

1.08	Knowledge

(a)	Any reference herein to “the knowledge of the Purchaser” (or similar expressions) will be deemed to mean the actual knowledge of any director or executive officer of the Purchaser, together with the knowledge such person would have had if they had conducted a diligent inquiry into the relevant subject matter.

(b)	Any reference herein to “the knowledge of Midori” (or similar expressions) will be deemed to mean the actual knowledge of Ken Lyons and Robert Leeder, officers and directors of Midori, together with the knowledge such persons would have had if they had conducted a diligent inquiry into the relevant subject matter.

8

(c)	Any reference herein to “the knowledge of the Shareholder” (or similar expressions) will be deemed to mean the actual knowledge of the applicable Shareholder.

1.09	Schedules

The schedules to this Agreement, listed below, are an integral part of this Agreement, and must be completed and attached before the Closing Date for this Agreement to be fully-integrated and thereafter enforceable by or against the parties:

Schedule	Description

Schedule “A”	Shareholders of Midori
Schedule “B”	Shareholder Consent Agreement
Schedule “C”	U.S. Representation Letter for U.S. Shareholders Midori
Schedule “D”	Assets, IP and Employees

ARTICLE II

PURCHASE AND SALE OF PURCHASED SHARES

2.01	Purchase and Sale

Subject to the terms and conditions hereof, each of the Shareholders covenants and agrees, on its own behalf, to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from the Shareholders, the number of Purchased Shares which are beneficially owned by such Shareholder at the Time of Closing. As of the date of this Agreement, the number of Purchased Shares which are beneficially owned by each Shareholder is the number set forth opposite the name of such Shareholder as set out in Schedule “A” attached hereto.

It is acknowledged and agreed that, prior to Closing, the Shareholders may transfer some or all of their Midori Shares to a trustee or nominee shareholder (the “New Midori Shareholder”) (while retaining beneficial ownership) as part of personal tax planning and the Purchaser shall be notified in writing of any such transfer not less than one (I) Business Days prior to Closing, on condition that such transferring Shareholder obtains the consent and agreement of the New Midori Shareholder to the Transaction evidenced by the execution and delivery by such New Midori Shareholder of a Shareholder Consent Agreement in the form attached as Schedule “B” hereto. The parties agree that the New Midori Shareholder shall become a party to and be bound by this Agreement holding the Midori Shares previously registered in the name of the transferor of those Purchased Shares.

If any Shareholder may acquire any additional Midori Shares (for example, from another Shareholder that might not be a party to this Agreement, or with the consent of the Purchaser), such additional Midori Shares so acquired shall form part of the Purchased Shares and the applicable Shareholder covenants and agrees to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from such Shareholder the additional Midori Shares held by such Shareholder so acquired, in addition to the Purchased Shares described in Schedule “A”.

2.02	Purchase Price

In consideration for the acquisition of the Midori Shares, the Purchaser shall issue from treasury to the Shareholders pro rata in proportion to their holdings of Purchased Shares at the Time of Closing, an aggregate of 22,000,000 Common Shares, free and clear of any encumbrances (the “Payment Shares”) as set out in Schedule “A” attached hereto. The Payment Shares are being issued at a deemed value of $0.50 per Payment Share.

9

2.03	Tax Election

The Purchaser agrees that, at the request of any Shareholder who is resident in Canada for the purposes of the Tax Act, the Purchaser shall jointly elect with the Shareholder for the provisions of subsection 85(1) or (2) of the Tax Act and any equivalent provision under provincial legislation (each a “Tax Election Provision”) to apply to the Purchased Shares acquired by the Purchaser from the Shareholder. In order to make any such election, the Shareholder shall prepare any prescribed election form (each a “Tax Election Form”) and deliver any such Tax Election Form to the Purchaser within 90 days of the Closing Date. Upon receipt, the Purchaser shall sign the Tax Election Form and deliver a copy of the Tax Election Form to the Shareholder by mail using the address that the Shareholder provided to the Purchaser in the Tax Election Form within 30 days of receipt thereof. It shall be the sole responsibility of the Shareholder making the request to file the Tax Election Form with the Canada Revenue Agency or relevant provincial Governmental Authority. The Purchaser shall not be liable for any damages arising to a Shareholder for a late filing of a Tax Election Form or any errors or omissions on a Tax Election Form. The obligations of the Purchaser pursuant to this Section 2.03, shall survive the Closing of the Transaction.

Notwithstanding anything contained in this Agreement, the Purchaser does not assume and shall not be liable for any taxes under the Tax Act or under provincial legislation or any other amount whatsoever which may be or become payable by Shareholders including, without limiting the generality of the foregoing, any Tax resulting from or arising as a consequence of the sale by Shareholders to the Purchaser of the Purchased Shares herein contemplated, or the availability (or lack thereof) of any Tax Election Provision, or the content or impact of any election made under any Tax Election Provision.

2.04	Restrictions on Resale

Each of the Shareholders acknowledges and agrees as follows:

(a)	the transfer of the Purchased Shares and the issuance of the Payment Shares in exchange therefor will be made pursuant to the take-over bid prospectus exemption found in Section 2.16 of National Instrument 45-106 - Prospectus Exemption (the “Exemption”);

(b)	as a consequence of acquiring the Payment Shares pursuant to the Exemption, but without limiting the obligation of the Purchaser to provide the Shareholders with full true and plain disclosure of all material facts and material information with respect to the business, property, assets and liabilities of the Purchaser, and its liability to the Shareholders in respect of any misrepresentations contained therein:

(i)	the Shareholder will be restricted from using certain of the civil remedies available under the Securities Laws;

(ii)	the Shareholder may not receive information that might otherwise be required to be provided to the Shareholder if the Exemption was not being relied upon, and the Purchaser is relieved from certain obligations that would otherwise apply under Securities Laws if the Exemption were not being relied upon by the Purchaser;

10

(iii)	no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of an investment in the Payment Shares;

(iv)	there is no government or other insurance covering the Payment Shares; and

(v)	an investment in the Payment Shares is speculative and of high risk;

(c)	the certificates representing the Payment Shares will bear such legends as required by Securities Laws and the policies of the CSE and it is the responsibility of the Shareholder to find out what those restrictions are and to comply with them before selling the Payment Shares; and;

(d)	the Shareholder is knowledgeable of, or has been independently advised as to, the Applicable Laws of that jurisdiction which apply to the sale of the Purchased Shares and the issuance of the Payment Shares and which may impose restrictions on the resale of such Payment Shares in that jurisdiction and it is the responsibility of the Shareholder to find out what those resale restrictions are, and to comply with them before selling the Payment Shares.

ARTICLE III

CONDITIONS OF CLOSING

3.01	Mutual Conditions of Closing

The obligations to complete the Transaction are subject to the fulfillment of the following conditions on or before the Time of Closing:

(a)	there shall be no action taken under any applicable law by any court or Governmental Authority that makes it illegal or restrains, enjoins or prohibits the Transaction, results in a judgment or assessment of damages relating to the Transaction that is materially adverse to the Purchaser or Midori or that could reasonably be expected to impose any condition or restriction upon the Purchaser or Midori which, after giving effect to the Transaction, would so materially and adversely impact the economic or business benefits of the Transaction as to render inadvisable the consummation of the Transaction;

(b)	there shall be no legislation (whether by statute, regulation, order-in-council, notice of ways and means motion, by-law or otherwise) enacted, introduced or tabled which, in the opinion of the Purchaser or Midori, acting reasonably, materially adversely affects or is reasonable likely to materially adversely affect the Transaction;

(c)	receipt of all required regulatory, corporate and third party approvals including CSE approval, if applicable, and compliance with all applicable regulatory requirements and conditions necessary to complete the Transaction;

(d)	neither party shall be subject to unresolved litigation or court proceedings;

(e)	there being no prohibition at law against the completion of the Transaction; and

(f)	the Closing Date shall be on or before the Termination Date.

11

The foregoing conditions precedent are for the benefit of all parties to this Agreement and may be waived by Midori (on its own behalf and on behalf of the Shareholders) and the Purchaser, in whole or in part, without prejudice to any such party’s right to rely on any other condition in favour of any party.

3.02	Conditions of Closing in Favour of the Purchaser

The obligations of the Purchaser to complete the Transaction are subject to the fulfillment of the following conditions on or before the Time of Closing:

(a)	Midori and the Shareholders shall have tendered all closing deliveries set forth in Sections 4.02(e) and 4.04, respectively, including delivery of the Purchased Shares, duly endorsed in blank for transfer or accompanied by duly executed stock transfer powers or other evidence of authorizing transfer of the Purchased Shares to the Purchaser acceptable to the Purchaser, acting reasonably;

(b)	on or before the Time of Closing, Midori shall have obtained the consent of each of the New Midori Shareholders, if any, evidenced by the delivery of the Shareholder Consent Agreements;

(c)	neither Midori nor any of the Shareholders shall have violated Section 9.01;

(d)	the representations and warranties of Midori set forth in this Agreement shall have been true and correct as of the date hereof and shall be true and correct at the Time of Closing in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualifier) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualifier), except as affected by the transactions contemplated by this Agreement, and a certificate of a director of Midori to this effect shall have been delivered to the Purchaser;

(e)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Midori at or before the Time of Closing will have been complied with or performed and a certificate of a director of Midori to this effect shall have been delivered to the Purchaser;

(f)	the representations and warranties of the Shareholders set forth in this Agreement shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Time of Closing and delivery by each Shareholders of the documents described in Section 4.04 required to be delivered by such Shareholders shall constitute a reaffirmation and confirmation by such Shareholders of such representations and warranties;

(g)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Shareholders at or before the Time of Closing will have been complied with or performed and delivery of the documents described in Section 4.04 shall constitute confirmation of such compliance and performance;

(h)	all consents, assignments, waivers, permits, orders and approvals of all Governmental Authorities (including the CSE) or other persons, including, if applicable, all those party to the Material Contracts, necessary to permit the completion of the Transaction shall have been obtained;

12

(i)	there being no inquiry or investigation (whether formal or informal) in relation to Midori or its respective directors or officers commenced or threatened by any securities commission or official of the CSE or regulatory body having jurisdiction such that the outcome of such inquiry or investigation could have a material adverse effect on, Midori, its business, assets or financial condition; and

(j)	there shall not have been after the date of this Agreement any Material Adverse Effect with respect to Midori.

The foregoing conditions precedent are for the benefit of the Purchaser and may be waived by the Purchaser, in whole or in part, without prejudice to the Purchaser’s right to rely on any other condition in favour of the Purchaser.

3.03	Conditions of Closing in Favour of Midori and the Shareholders

The obligations of Midori and each of the Shareholders to complete the Transaction are subject to the fulfillment of the following conditions on or before the Time of Closing:

(a)	the Purchaser shall have tendered all closing deliveries set forth in Section 4.02 including delivery of the Payment Shares;

(b)	all consents, waivers, permits, orders and approvals of all Governmental Authorities (including the CSE) or other persons, including, if applicable, all those party to the material contracts necessary to permit the completion of the Transaction shall have been obtained;

(c)	the Purchaser shall not have violated Section 9.02;

(d)	the representations and warranties of the Purchaser set forth in this Agreement shall have been true and correct as of the date hereof and shall be true and correct at the Time of Closing in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualifier) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualifier), except as affected by the transactions contemplated by this Agreement, and a certificate of a senior officer of the Purchaser to this effect shall have been delivered to the Shareholders;

(e)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Time of Closing will have been complied with or performed and a certificate of a senior officer of the Purchaser to this effect shall have been delivered to the Shareholders and Midori;

(f)	there shall not have been after the date of this Agreement any Material Adverse Effect with respect to the Purchaser;

(g)	the Payment Shares will have been approved for issuance by the directors of the Purchaser and the Payment Shares, when issued will be issued as fully paid and non-assessable shares in the capital of the Purchaser, free and clear of any and all encumbrances, liens, charges and demands of whatsoever nature;

(h)	there being no inquiry or investigation (whether formal or informal) in relation to the Purchaser or its respective directors or officers commenced or threatened by any securities commission or official of the CSE or regulatory body having jurisdiction such that the outcome of such inquiry or investigation could have a material adverse effect on, the Purchaser, its business, assets or financial condition; and

13

(i)	the Private Placement shall close on or before the Time of Closing; and

(j)	post-closing of the Private Placement (and subsequent to the conversion of the Special Warrants) the Purchaser shall have a sufficient number of shareholders each holding a sufficient number of Common Shares to satisfy the distribution requirements of the CSE and shall in all other respects meet the listing requirements of the CSE upon completion of the Private Placement and the Transaction as determined by legal counsel to Midori, acting reasonably.

The foregoing conditions precedent are for the benefit of Midori and each of the Shareholders and may be waived by Midori (on its own behalf and on behalf of the Shareholders) and the Shareholders, in whole or in part, without prejudice to Midori’s and any such Shareholders’ right to rely on any other condition in favour of Midori and the Shareholders.

3.04	Notice and Cure Provision

Each party will give prompt notice to the other parties hereto of the occurrence, or failure to occur, at any time from the date hereof until the Closing Date, of any event or state of facts which occurrence or failure would or would be likely to:

(a)	cause any of the representations or warranties of such party contained herein to be untrue or inaccurate on the date hereof or at the Closing Date; or

(b)	result in the failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder prior to the Closing Date.

Subject to Article VII, no party may elect not to complete the Transaction as contemplated herein as a result of the non-fulfillment of the conditions precedent contained in Sections 3.01 , 3.02, or 3.03, as applicable, unless the party intending to rely thereon has delivered a written notice to the other parties hereto prior to the Time of Closing specifying, in reasonable detail, all breaches of representations and warranties or covenants or other matters which the party delivering such notice is asserting as the basis for the non-fulfillment of the applicable condition precedent.

ARTICLE IV

CLOSING AND POST CLOSING ARRANGEMENTS

4.01	Time and Place of Closing

Closing of the Transaction shall take place at the Time of Closing at the offices of McMillan LLP, Suite 1500, Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7.

4.02	Closing Deliveries of the Purchaser

At the Time of Closing, the Purchaser will deliver or cause to be delivered:

(a)	share certificates evidencing the Payment Shares;

14

(b)	a certificate of one of the Purchaser’s senior officers, dated as of the Closing Date, certifying: (i) that attached thereto are true and complete copies of the notice of articles and articles of the Purchaser (and all amendments thereto as in effect as on such date); and (ii) all resolutions of the board of directors of the Purchaser approving the entering into of this Agreement and all ancillary agreements contemplated herein and the completion of the Transaction, including the issuance of the Payment Shares;

(c)	the officer’s certificates referred to in Sections 3.03(d) and 3.03(e);

(d)	if applicable, duly executed copies of any Shareholder Consent Agreement referred to in Section 3.02(b) signed by the Purchaser;

(e)	a shareholders’ register showing shareholder ownership of the Purchaser;

(f)	a certificate of good standing for the Purchaser;

(g)	duly executed resignations (including a statement certifying that said director does not have any claim in any respect against the Purchaser) and duly executed resolutions of the Purchaser’s Board of Directors (and if applicable, the shareholders of the Purchaser) appointing the Midori Board Nominees such that the Purchaser Board of Directors will be comprised of no more than four (4) directors; and

(h)	duly executed resignations (including a statement certifying that said officer does not have any claim in any respect against the Purchaser) and duly executed resolutions of the Purchaser’s Board of Directors (and if applicable, the shareholders of the Purchaser) appointing Ken Lyons as the CEO of the Purchaser and Robert Leeder as the President of the Purchaser.

4.03	Closing Deliveries of Midori

At the Time of Closing, Midori will deliver or cause to be delivered:

(a)	a certificate of a director of Midori, dated as of the Closing Date, certifying: (i) that attached thereto are true and complete copies of the articles and Notice of Articles of Midori (and all amendments thereto as in effect as on such date); and (ii) all resolutions of the board of directors of Midori approving the entering into of this Agreement and the completion of the Transaction;

(b)	the officer’s certificates referred to in Sections 3.02(d) and 3.02(e);

(c)	resolutions consented to in writing by the directors of Midori (and if applicable, the shareholders of Midori) appointing two nominees of the Purchaser as directors of Midori such that the Midori board of directors will consist of four directors, two of which will be nominees of the Purchaser and two of which will be nominees of Midori;

(d)	if applicable, and if not previously delivered to the Purchaser, duly executed copies of the Shareholder Consent Agreements referred to in Section 3.02(b) signed by each New Midori Shareholder and Midori; and

(e)	a certificate of good standing for Midori.

15

4.04	Closing Deliveries of the Shareholders

At the Time of Closing, each of the Shareholders will cause to be delivered:

(a)	with respect to each Shareholder, share certificates evidencing the Purchased Shares owned by such Shareholder, duly endorsed in blank for transfer or accompanied by duly executed stock transfer powers or other evidence of authorizing transfer of the Purchased Shares to the Purchaser; and

(b)	with respect to U.S. Shareholders, the U.S. Representation Letter attached hereto as Schedule “C”.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.01	Representations and Warranties of the Purchaser

The Purchaser represents and warrants to and in favour of each of the Shareholders and Midori as follows, and acknowledges that such parties are relying upon such representations and warranties in connection with the transactions contemplated herein:

(a)	the Purchaser is a corporation validly existing and in good standing under the laws of the Province of British Columbia and is duly registered, licensed or qualified to carry on business as an extra-provincial or foreign corporation under the laws of the jurisdictions in which the nature of its business makes such registration, licensing or qualification necessary;

(b)	the Purchaser is not a ‘reporting issuer’ or equivalent in any jurisdiction nor are any shares of the Purchaser listed or quoted on any stock exchange or electronic quotation system;

(c)	the Purchaser has the corporate power and capacity to enter into this Agreement and each additional agreement or instrument to be delivered pursuant to this Agreement, to perform its obligations hereunder and thereunder, to own and lease its property, and to carry on its businesses as now being conducted;

(d)	this Agreement has been, and each additional agreement or instrument to be delivered pursuant to this Agreement will be prior to the Time of Closing, duly authorized, executed and delivered by the Purchaser and each is, or will be at the Time of Closing, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms;

(e)	the execution and delivery of this Agreement does not, and the consummation of the Transaction will not, (i) result in a breach or violation of the articles of the Purchaser or of any resolutions of the directors or shareholders of the Purchaser, (ii) conflict with, result in a breach of, constitute a default under or accelerate the performance required by or result in the suspension, cancellation, material alteration or creation of an encumbrance upon any material agreement (including any Purchaser Material Contract), licence or permit to which the Purchaser is a party or by which the Purchaser is bound or to which any material assets or property of the Purchaser is subject, or (iii) violate any provision of any applicable law or regulation or any judicial or administrative order, award, judgment or decree applicable to the Purchaser;

16

(f)	the authorized capital of the Purchaser consists of an unlimited number of Common Shares, of which, immediately prior to the Time of Closing, no more than 9,000,000 Common Shares will be issued and outstanding as fully paid and non- assessable (on a fully-diluted basis, excluding the Common Shares to be issued upon the automatic conversion of the Special Warrants), 9,000,000 common share purchase warrants of the Purchaser will be outstanding which are exercisable to acquire 9,000,000 Common Shares at a price of $0.05 per Common Share, 5,000,000 Performance Warrants will be outstanding exercisable to acquire 5,000,000 Common Shares at a price of $0.25 per Common Share upon meeting certain milestones and nil stock options are (or will be) outstanding;

(g)	when issued in accordance with the terms hereof, the Payment Shares will be validly issued as fully paid and non-assessable Common Shares;

(h)	other than as set out in Section 5.01 (f), there are no other Common Shares, preferred shares or securities convertible, exercisable or exchangeable into Common Shares or preferred shares issued or outstanding;

(i)	all securities of the Purchaser issued from the date of its incorporation to the date hereof have been have been issued in accordance with the provisions of all Applicable Laws;

(j)	no person has any agreement, option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, options, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Purchaser;

(k)	the Purchaser has conducted and is conducting its business in compliance in all material respects with all applicable laws, regulations, by-laws, ordinances, regulations, rules, judgments, decrees and orders of each jurisdiction in which its business is carried on;

(l)	the Purchaser has no subsidiaries;

(m)	the Purchaser is not indebted to any director, officer, employee or agent of the Purchaser or any of any affiliate or associate of any of the Purchaser;

(n)	there is no person, firm or company acting or purporting to act at the request of the Purchaser who is or will be entitled to any brokerage or finder’s fee in connection with the transactions contemplated herein;

(o)	the Material Contracts of the Purchaser (the “Purchaser Material Contracts”) are each in full force and effect, unamended, and there exists no default, warranty claim or other obligation or liability or event, occurrence, condition or act (including the purchase and sale of the Purchased Shares hereunder and the other transactions contemplated hereunder, including, without limitation, the issuance of the Payment Shares) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default, or give rise to a warranty claim or other obligation or liability thereunder. The Purchaser has not violated or breached, in any material respect, any of the terms or conditions of any Purchaser Material Contract and all the covenants to be performed by any other party thereto have been fully and properly performed;

17

(p)	there are no waivers, consents, notices or approvals required to be given or obtained by the Purchaser in connection with Transaction and the other transactions contemplated by this Agreement under any Contract to which the Purchaser is a party;

(q)	no consent, approval, order or authorization of, or registration or declaration with, any applicable Governmental Authority with jurisdiction over the Purchaser is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the Transaction, including, without limitation, the issuance of the Payment Shares, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this Agreement or those consents, orders, authorizations, declarations, registrations or approvals that, if not obtained, would not prevent or materially delay the consummation of the Transaction or otherwise prevent or materially delay the Purchaser from performing its obligations under this Agreement and could not reasonably be expected to have a Material Adverse Effect on the Purchaser;

(r)	there is no suit, action or proceeding or, to the knowledge of the Purchaser, pending or threatened against the Purchaser that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Purchaser, and there is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against the Purchaser causing, or which could reasonably be expected to cause, a Material Adverse Effect on the Purchaser;

(s)	no bankruptcy, insolvency or receivership proceedings have been instituted by the Purchaser or, to the knowledge of the Purchaser, are pending against the Purchaser;

(t)	the Purchaser has good and marketable title to its properties and assets (other than property or an asset as to which the Purchaser is a lessee, in which case it has a valid leasehold interest), except for such defects in title that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Purchaser;

(u)	no person has any written or oral agreement, option, understanding or commitment for the purchase from the Purchaser of any of its assets or property;

(v)	the Purchaser has all permits, licences, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, applicable Governmental Authorities that are required in order to permit it to carry on its business as presently conducted, except for such permits, licences, certificates, orders, filings, applications and registrations, the failure to have or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Purchaser, and all such all permits, licences, certificates of authority, orders and approvals are in good standing in all material respects;

(w)	the Purchaser has filed in the prescribed manner and within the prescribed times all Tax Returns required to be filed by the Purchaser in all applicable jurisdictions as of the date hereof and all Tax Returns that have been filed by, or with respect to the Purchaser are true, complete and correct, report all income and all other amounts and information required to be reported thereon and disclose any Tax required to be paid for the periods covered thereby. The Purchaser has duly and timely paid any Tax due and payable by it, including all instalments on account of Tax that are due and payable before the date hereof, whether or not assessed by the appropriate Governmental Authority, and has duly and timely paid all assessments and reassessments it has received in respect of any Tax;

18

(x)	there are no audits, reassessments or other proceedings in progress or, to the knowledge of the Purchaser, threatened against the Purchaser, in respect of any Tax and, in particular, there are no currently outstanding reassessments or written enquiries which have been issued or raised by any Governmental Authority relating to any Tax, and the Purchaser is not aware of any contingent liability of the Purchaser for Tax or any grounds that could prompt an assessment or reassessment for any Tax, and the Purchaser has not received any indication from any Governmental Authority that any assessment or reassessment is proposed;

(y)	the Purchaser has deducted, withheld or collected and remitted in a timely manner to the relevant Governmental Authority each Tax or other amount required to be deducted, withheld or collected and remitted by the Purchaser;

(z)	the Purchaser has not been notified by any Governmental Authority of any investigation with respect to it that is pending or threatened, nor has any Governmental Authority notified the Purchaser of such Governmental Authority’s intention to commence or to conduct any investigation, that could be reasonably likely to have a Material Adverse Effect on the Purchaser;

(aa)	no current or former employee, officer or director of the Purchaser is entitled to a severance, termination or other similar payment as of Closing, whether as a result of the Transaction or otherwise;

(bb)	the Corporate Records of the Purchaser are complete and accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all applicable laws and with the constating documents of the Purchaser, and without limiting the generality of the foregoing: (i) the minute books contain complete and accurate minutes of all meetings of the directors (and any committee thereof) and shareholders of the Purchaser; (ii) such minute books contain all written resolutions passed by the directors (and any committee thereof) and shareholders of the Purchaser; (iii) the share certificate books, if any, the central securities register and register of transfers, and branch registers, of the Purchaser are complete and accurate, and all transfers of shares of the Purchaser reflected therein have been duly completed and approved; and (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers of the Purchaser were duly elected or appointed as the case may be;

(cc)	all Books and Records of the Purchaser have been fully, properly and accurately kept and, where required, completed in accordance with generally accepted accounting principles, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and

(dd)	to the knowledge of the Purchaser, no representation or warranty of the Purchaser contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

19

5.02	Representations and Warranties of the Shareholders

Other than as Disclosed, each of the Shareholders, on its own behalf and not on behalf of any other Shareholders, hereby severally and proportionally based on its ownership of Purchased Shares (and, for greater certainty, not jointly with any other Shareholders) represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)	this Agreement has been, and each additional agreement or instrument required to be delivered by the Shareholder pursuant to this Agreement will be prior to the Time of Closing, duly authorized, executed and delivered by the Shareholders and each is, or will be at the Time of Closing, a legal, valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms;

(b)	if the Shareholder is not an individual, the Shareholder is validly existing under the laws of its jurisdiction of organization and has the corporate or other power to enter into this Agreement and any other agreement to which it is, or is to become, a party to pursuant to the terms hereof and to perform its obligations hereunder and thereunder;

(c)	the execution and delivery of this Agreement does not, and the consummation of the Transaction will not, (i) if the Shareholder is not an individual, result in a breach or violation of the articles or by-laws of the Shareholder (or other constating documents of the Shareholder) or of any resolutions of the directors or shareholders of the Shareholder, or (ii) violate any provision of any applicable law or regulation or any judicial or administrative order, award, judgment or decree applicable to the Shareholder;

(d)	the Shareholder is the registered and beneficial owner of that number of Midori Shares set forth opposite the Shareholder’s name in Schedule “A” (such common shares comprising part of the Purchased Shares), free and clear of all liens, charges, mortgages, security interests, pledges, demands, claims and other encumbrances of any nature whatsoever;

(e)	except for the Purchaser’s rights hereunder, no person has any agreement or option or any right or privilege capable of becoming an agreement for the purchase of the Purchased Shares held or beneficially owned by the Shareholder and none of such Midori Shares are subject to any voting trust, shareholders agreement, voting agreement or other agreement with respect to the disposition or enjoyment of any rights of such common shares of Midori;

(f)	to the knowledge of the Shareholder, no consent, approval, order or authorization of, or registration or declaration with, any applicable Governmental Authority with jurisdiction over the Shareholder is required to be obtained by the Shareholders in connection with the execution and delivery of this Agreement or the consummation by the Shareholder of the Transaction, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this Agreement or those consents, orders, authorizations, declarations, registrations or approvals that, if not obtained, would not prevent or materially delay the consummation of the Transaction or otherwise prevent the Shareholder from performing its obligations under this Agreement;

(g)	except for the Non-Resident Shareholders, the Shareholder is not a “non-resident” of Canada within the meaning of the Tax Act;

20

(h)	unless the Shareholder is a U.S. Shareholder and has completed and delivered a U.S. Representation Letter for U.S. Shareholders in the form attached hereto as Schedule “C” (in which case the Shareholder makes the representations, warranties and covenants therein):

(i)	the offer to purchase the Shareholder’s Purchased Shares was not made to the Shareholder when either the Shareholder or any beneficial purchaser for whom it is acting, if applicable, was in the United States;

(ii)	the Shareholder is not a U.S. Person, is not in the United States and is not acquiring the applicable Payment Shares on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States;

(iii)	at the time this Agreement was executed and delivered by the Shareholder, the Shareholder was outside the United States;

(iv)	if the Shareholder is a corporation or entity, (A) a majority of the Shareholder’s voting equity is beneficially owned by persons resident outside the United States; and (B) the Shareholder’s affairs are wholly controlled and directed from outside of the United States;

(v)	the Shareholder or any beneficial purchaser for whom it is acting, if applicable, has no intention to distribute either directly or indirectly any of the Payment Shares in the United States, except in compliance with the U.S. Securities Act; and

(vi)	the current structure of this transaction and all transactions and activities contemplated in this Agreement is not a scheme by the Shareholder to avoid the registration requirements of the U.S. Securities Act and any applicable state securities laws;

(i)	Non-Resident Shareholders represent, warrant and/or acknowledge, as applicable, that:

(i)	the Payment Shares issuable hereunder have not been and will not be registered under the securities laws of any foreign jurisdiction and that the issuance of the Payment Shares pursuant to the terms of this Agreement is being made in reliance on applicable exemptions; and

(ii)	the receipt of the Payment Shares by Non-Resident Shareholders does not contravene any of the applicable securities legislation in the jurisdiction in which it is resident and does not trigger: (i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such transfer; and (ii) any registration or other obligation on the part of Purchaser;

(j)	the Shareholder has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement, that in any manner may or will impose liability on Midori or the Purchaser; and

(k)	to the knowledge of the Shareholder, no representation or warranty of the Shareholder contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

21

5.02	Representations and Warranties of Midori

Midori represents and warrants to the Purchaser as follows, except as Disclosed, and acknowledges that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)	Midori is a corporation validly existing and in good standing under the laws of the jurisdiction of incorporation and is duly registered, licensed or qualified to carry on business under the laws of the jurisdictions in which the nature of its business makes such registration, licensing or qualification necessary;

(b)	Midori has the corporate power and capacity to enter into this Agreement and each additional agreement or instrument to be delivered pursuant to this Agreement, to perform its obligations hereunder and thereunder to own and lease it property, and to carry on its businesses as now being conducted;

(c)	this Agreement has been, and each additional agreement or instrument to be delivered pursuant to this Agreement will be prior to the Time of Closing, duly authorized, executed and delivered by Midori and each is, or will be at the Time of Closing, a legal, valid and binding obligation of Midori, enforceable against Midori in accordance with its terms;

(d)	the execution and delivery of this Agreement does not, and the consummation of the Transaction will not, (i) result in a breach or violation of the articles or by-laws of Midori or of any resolutions of the directors or shareholders of Midori, (ii) conflict with, result in a breach of, constitute a default under or accelerate the performance required by or result in the suspension, cancellation, material alteration or creation of an encumbrance upon any material agreement (including any Midori Material Contract), license or permit to which Midori is a party or by which Midori is bound or to which any material assets or property of Midori is subject, or (iii) violate any provision of any applicable law or regulation or any judicial or administrative order, award, judgment or decree applicable to Midori;

(e)	the authorized capital of Midori consists of an unlimited number of common shares which, as of the date of this Agreement, 22,000,000 common shares are, or will be, issued and outstanding as fully paid and non-assessable shares; and as of the date hereof, nil common share purchase warrants and nil stock options of Midori are outstanding;

(f)	other than as set out herein, no person (other than the Purchaser pursuant to this Agreement) has any agreement, option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, options, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of Midori;

(g)	Midori does not own, and has not at any time owned, and does not have any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person, and Midori does not have any agreements to acquire or lease any material assets or properties or any other business operations;

22

(h)	Midori has conducted and is conducting its business in compliance in all material respects with all applicable laws, regulations, by-laws, ordinances, regulations, rules, judgments, decrees and orders of each jurisdiction in which its business is carried on;

(i)	all of the Contracts of Midori material to its business and operations (the “Midori Material Contracts”), together with this Agreement, and after the execution and delivery hereof, all ancillary agreements contemplated herein, constitute all the Material Contracts of Midori. Each of the Midori Material Contracts is in full force and effect, unamended, there exists no default, warranty claim or other obligation or liability or event, occurrence, condition or act (including the purchase and sale of the Purchased Shares hereunder and the other transactions contemplated hereunder, including, without limitation, the issuance of the Payment Shares) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default, or give rise to a warranty claim or other obligation or liability thereunder. Midori has not violated or breached, in any material respect, any of the terms or conditions of any Midori Material Contract and all the covenants to be performed by any other party thereto have been fully and properly performed;

(j)	there are no waivers, consents, notices or approvals required to be given or obtained by Midori in connection with the Transaction and the other transactions contemplated by this Agreement under any Contract to which Midori is a party;

(k)	no consent, approval, order or authorization of, or registration or declaration with, any applicable Governmental Authority with jurisdiction over Midori is required to be obtained by Midori in connection with the execution and delivery of this Agreement, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this Agreement or those consents, orders, authorizations, declarations, registrations or approvals that, if not obtained, would not prevent or materially delay the consummation of the Transaction or otherwise prevent or materially delay Midori from performing its obligations under this Agreement and could not reasonably be expected to have a Material Adverse Effect on Midori;

(l)	there is no suit, action or proceeding or, to the knowledge of Midori, pending or threatened against Midori that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Midori, and there is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against Midori causing, or which could reasonably be expected to cause, a Material Adverse Effect on Midori;

(m)	no bankruptcy, insolvency or receivership proceedings have been instituted by Midori or, to the knowledge of Midori, are pending against Midori;

(n)	Midori has good and marketable title to its properties and assets (other than property or an asset as to which Midori is a lessee, in which case it has a valid leasehold interest), except for such defects in title that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Midori;

(o)	no person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, option, understanding or commitment for the purchase from Midori of any of its assets or property;

(p)	Midori has all permits, licences, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, applicable Governmental Authorities and other persons that are required in order to permit it to carry on its business as presently conducted, except for such permits, licences, certificates, orders, filings, applications and registrations, the failure to have or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Midori, and all such permits, licenses, certificates of authority, orders and approvals are in good standing and fully complied with in all material respects;

23

(q)	Midori has filed in the prescribed manner and within the prescribed times all Tax Returns required to be filed by Midori in all applicable jurisdictions as of the date hereof and all Tax Returns that have been filed by, or with respect to Midori are true, complete and correct, report all income and all other amounts and information required to be reported thereon and disclose any Tax required to be paid for the periods covered thereby. Midori has duly and timely paid any Tax due and payable by it, including all instalments on account of Tax that are due and payable before the date hereof, whether or not assessed by the appropriate Governmental Authority, and has duly and timely paid all assessments and reassessments it has received in respect of any Tax;

(r)	there are no audits, reassessments or other proceedings in progress or, to the knowledge of Midori, threatened against Midori, in respect of any Tax and, in particular, there are no currently outstanding reassessments or written enquiries which have been issued or raised by any Governmental Authority relating to any Tax, and Midori is not aware of any contingent liability of Midori for Tax or any grounds that could prompt an assessment or reassessment for any Tax, and Midori has not received any indication from any Governmental Authority that any assessment or reassessment is proposed;

(s)	Midori has deducted, withheld or collected and remitted in a timely manner to the relevant Governmental Authority each Tax or other amount required to be deducted, withheld or collected and remitted by Midori;

(t)	Midori has not been notified by any Governmental Authority of any investigation with respect to it that is pending or threatened, nor has any Governmental Authority notified Midori of such Governmental Authority’s intention to commence or to conduct any investigation that could be reasonably likely to have a Material Adverse Effect on Midori;

(u)	other than as disclosed in Schedule “D” or the Dropbox file hosting service, Midori has no employees and Midori is not a party to any employment, management or consulting agreement of any kind whatsoever;

(v)	no current or former employee, officer or director of Midori is entitled to a severance, termination or other similar payment as a result of the Transaction;

(w)	the Corporate Records of Midori are complete and accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all applicable laws and with the constating documents of Midori, and without limiting the generality of the foregoing: (i) the minute books of Midori contain complete and accurate minutes of all meetings of the directors and shareholders of Midori; (ii) such minute books contain all written resolutions passed by the directors and shareholders of Midori; (iii) the securities register of Midori are complete and accurate, and all transfers of shares of Midori have been duly completed and approved; and (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers of Midori were duly elected or appointed as the case may be;

(x)	all Books and Records of Midori have been fully, properly and accurately kept and, where required, completed in accordance with generally accepted accounting principles, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein;

24

(y)	other than as disclosed in Schedule “D” or uploaded to the Dropbox file hosting service, Midori has no material IP and there are no Contracts that are material to the business and operations of Midori as presently conducted under which Midori licenses any IP from a third party;

(z)	Midori is not a ‘reporting issuer’ or equivalent in any jurisdiction nor are any shares of Midori listed or quoted on any stock exchange or electronic quotation system; and

(aa)	to the knowledge of Midori, no representation or warranty of Midori contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

5.04	Survival of Representations and Warranties

The representations and warranties made by the parties and contained in this Agreement or any document or certificate given pursuant hereto shall survive the Closing of the Transaction until the date that is 12 months from the date of Closing. No claim for breach of any representation, warranty or covenant shall be valid unless that party against whom such claim is made has been given notice thereof before the expiry of such 12-month period.

ARTICLE VI

COVENANTS

6.01	Mutual Covenants

Each of the parties hereby covenants and agrees as follows:

(a)	to use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder which are reasonably under its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to complete the Transaction in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, in the event that any person, including without limitation, any securities regulatory authority, seeks to prevent, delay or hinder implementation of all or any portion of the Transaction or seeks to invalidate all or any portion of this Agreement, the Purchaser and Midori shall use commercially reasonable efforts to resist such proceedings and to lift or rescind any injunction or restraining order or other order or action seeking to stop or otherwise adversely affecting the ability of the parties to complete the Transaction;

(b)	to use commercially reasonable efforts to obtain, before the Time of Closing, all authorizations, waivers, exemptions, consents, orders and other approvals from domestic or foreign courts, Governmental Authorities, shareholders and third parties as are necessary for the consummation of the transactions contemplated herein;

(c)	to use commercially reasonable efforts to defend or cause to be defended any lawsuits or other legal proceedings brought against it challenging this Agreement or the completion of the Transaction; neither the Purchaser nor Midori will settle or compromise any claim brought against them in connection with the transactions contemplated by this Agreement prior to the Closing Date without the prior written consent of each of the others, such consent not to be unreasonably withheld or delayed;

25

(d)	to promptly notify each of the other parties if any representation or warranty made by it in this Agreement ceases to be true and correct in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualifier) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualifier) and of any failure to comply in any material respect with any of its obligations under this Agreement;

(e)	to co-operate with each of the other parties hereto in good faith in order to ensure the timely completion of the Transaction; and

(f)	to use commercially reasonable efforts to co-operate with each of the other parties hereto in connection with the performance by the other of its obligations under this Agreement.

6.02	Covenants of the Purchaser

The Purchaser covenants and agrees with each of the Shareholders and Midori that, until the earlier of the Closing Date and the date upon which this Agreement is terminated in accordance with Article VII, subject to Section 9.02, it will:

(a)	in a timely and expeditious manner:

(i)	file and/or deliver any document or documents as may be required in order for the Transaction as contemplated herein to be effective; and

(ii)	subsequent to review by Midori and/or its counsel, file and/or deliver any document or documents required pursuant to applicable laws and/or the rules and policies of the CSE in connection with the Transaction as contemplated herein after the Closing;

(b)	not solicit, initiate, knowingly encourage, cooperate with or facilitate (including by way of furnishing any non-public information or entering into any form of agreement, arrangement or understanding) the submission, initiation or continuation of any oral or written inquiries or proposals or expressions of interest regarding, constituting or that may reasonably be expected to lead to any activity, arrangement or transaction or propose any activities or solicitations in opposition to or in competition with the Transaction, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or “takeover bid,” exempt or otherwise, within the meaning of the Securities Act (British Columbia), for securities or assets of the Purchaser, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Transaction, including, without limitation, allowing access to any third party to conduct due diligence, nor to permit any of its officers or directors to authorize such access, except as required by statutory obligations. In the event the Purchaser, including any of its officers or directors, receives any form of offer or inquiry, the Purchaser shall forthwith (in any event within one business day following receipt) notify Midori of such offer or inquiry and provide Midori with such details as it may request;

26

(c)	to make available and afford Midori and its authorized representatives and, if requested by Midori, provide a copy of all title documents, contracts, financial statements, minute books, share certificate books, if any, share registers, plans, reports, licences, orders, permits, books of account, accounting records, constating documents and all other documents, information and data relating to the Purchaser. The Purchaser will afford Midori and its authorized representatives every reasonable opportunity to have free and unrestricted access to the Purchaser’s property, assets, undertaking, records and documents. At the request of Midori, the Purchaser will execute or cause to be executed such consents, authorizations and directions as may be necessary to permit any inspection of the Purchaser’s business and any of its property or to enable Midori or its authorized representatives to obtain full access to all files and records relating to any of the assets of the Purchaser maintained by governmental or other public authorities. The obligations in this Section 6.02(c) are subject to any access or disclosure contemplated herein not being otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver cannot be obtained, provided that in such circumstance the Purchaser will be required to disclose that information has been withheld on this basis. The exercise of any rights of inspection by or on behalf of Midori under this Section 6.02(c) will not mitigate or otherwise affect the representations and warranties of the Purchaser hereunder;

(d)	to the extent necessary, make application to the CSE and diligently pursue the approval of the Transaction (including the obligation of the Purchaser to issue the Payment Shares);

(e)	except for non-substantive communications, and provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver cannot be obtained (provided that in such circumstance the Purchaser will be required to disclose that information has been withheld on this basis), furnish promptly to Midori (on behalf of itself and the Shareholders) a copy of each notice, report, schedule or other document or communication delivered, filed or received by the Purchaser in connection with or related to the Transaction, any filings under applicable laws and any dealings with any Governmental Authority in connection with or in any way affecting the Transaction as contemplated herein;

(f)	use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations set forth in this Agreement to the extent the same are within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Transaction as contemplated herein, including using commercially reasonable efforts to:

(i)	obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases, licenses, agreements and other Contracts, as applicable;

(ii)	effect all necessary registrations and filings and submissions of information requested by any Governmental Authority required to be effected by it in connection with the Transaction and participate and appear in any proceedings of either the Purchaser or Midori before any Governmental Authority to the extent permitted by such authorities; and

27

(iii)	fulfill all conditions and satisfy all provisions of this Agreement and the Transaction;

(g)	subject to Applicable Laws or as authorized by this Agreement, not take any action, refrain from taking any action, or permit any action to be taken or not taken inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Transaction;

(h)	conduct and operate its business and affairs only in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve its business organization, goodwill and material business relationships with other persons;

(i)	except as may be necessary or desirable in order to effect the Transaction as contemplated hereunder, not alter or amend its notice of articles or articles as the same exist at the date of this Agreement;

(j)	not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization or arrangement with, or transfer its undertaking or assets as an entirety or substantially as an entirety to, any other person or perform any act which would render inaccurate in any material way any of its representations and warranties set forth herein as if such representations and warranties were made at a date subsequent to such act and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and without limiting the generality of the foregoing, it will not:

(i)	make any distribution by way of dividend, distribution of property or assets, return of capital or otherwise to or for the benefit of its shareholders;

(ii)	increase or decrease its paid-up capital or purchase or redeem any shares except pursuant to the exercise of share purchase warrants or options or conversion of convertible securities of the Purchaser outstanding as of the date hereof; or

(iii)	issue or enter into any commitment to issue any of its shares or securities convertible into, or rights, warrants or options to acquire, any such shares, except pursuant to the exercise of share purchase warrants or options or conversion of convertible securities of the Purchaser outstanding as of the date hereof;

(k)	take all necessary corporate action and proceedings to approve and authorize the issuance of the Payment Shares to the Shareholders;

(I)	prepare and file with all applicable securities commissions such notifications and fees necessary to permit, or that are required in connection with, the issuance of the Payment Shares to the Shareholders on a basis exempt from the prospectus and registration requirements of the applicable Securities Laws of the provinces of Canada in which the Shareholders and Midori are resident; and

(m)	not to authorize, sell or issue, or negotiate or enter into an agreement to sell or issue, any debt, equity or other securities of the Purchaser (including those that are convertible or exchangeable into securities of the Purchaser), other than as contemplated under this Agreement or pursuant to the exercise or conversion of share purchase warrants, options or convertible securities of the Purchaser outstanding as of the date hereof.

28

6.03	Covenants of Midori

Midori covenants and agrees with the Purchaser that, until the earlier of the Closing Date and the date upon which this Agreement is terminated in accordance with Article VII, subject to Section 9.01, it will:

(a)	not to solicit, initiate, knowingly encourage, cooperate with or facilitate (including by way of furnishing any non-public information or entering into any form of agreement, arrangement or understanding) the submission, initiation or continuation of any oral or written inquiries or proposals or expressions of interest regarding, constituting or that may reasonably be expected to lead to any activity, arrangement or transaction or propose any activities or solicitations in opposition to or in competition with the Transaction, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or “takeover bid,” exempt or otherwise, within the meaning of the Securities Act (British Columbia), for securities or assets of Midori, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Transaction, including, without limitation, allowing access to any third party to conduct due diligence, nor to permit any of its officers or directors to authorize such access, except as required by statutory obligations. In the event, Midori, including any of its officers or directors, receives any form of offer or inquiry, Midori shall forthwith (in any event within one business day following receipt) notify the Purchaser of such offer or inquiry and provide the Purchaser with such details as it may request;

(b)	to make available and afford the Purchaser and its authorized representatives and, if requested by the Purchaser, provide a copy of all title documents, contracts, financial statements, minute books, share certificate books, if any, share registers, plans, reports, licences, orders, permits, books of account, accounting records, constating documents and all other documents, information and data relating to Midori. Midori will afford the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to Midori’s property, assets, undertaking, records and documents. At the request of the Purchaser, Midori will execute or cause to be executed such consents, authorizations and directions as may be necessary to permit any inspection of Midori’s business and any of its property or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to any of the assets of Midori maintained by governmental or other public authorities. The obligations in this Section 6.03(b) are subject to any access or disclosure contemplated herein not being otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver cannot be obtained, provided that in such circumstance Midori will be required to disclose that information has been withheld on this basis. The exercise of any rights of inspection by or on behalf of Purchaser under this Section 6.03(b) will not mitigate or otherwise affect the representations and warranties of Midori hereunder;

(c)	except for non-substantive communications, and provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver cannot be obtained (provided that in such circumstance Midori will be required to disclose that information has been withheld on this basis), furnish promptly to the Purchaser a copy of each notice, report, schedule or other document or communication delivered, filed or received by Midori in connection with or related to the Transaction, any filings under applicable laws and any dealings with any Governmental Authority in connection with or in any way affecting the Transaction as contemplated herein;

29

(d)	use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations set forth in this Agreement to the extent the same are within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Transaction, including using commercially reasonable efforts to:

(i)	obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases, licenses, agreements and other Contracts;

(ii)	effect all necessary registrations and filings and submissions of information requested by any Governmental Authority required to be effected by it in connection with the Transaction and participate and appear in any proceedings of either Midori or the Purchaser before any Governmental Authority to the extent permitted by such authorities; and

(iii)	fulfill all conditions and satisfy all provisions of this Agreement and the Transaction;

(e)	subject to Applicable Laws or as authorized by this Agreement, not take any action, refrain from taking any action, or permit any action to be taken or not taken inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Transaction;

(f)	other than as contemplated under this Agreement, or as Disclosed, conduct and operate its business and affairs only in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve its business organization, goodwill and material business relationships with other persons and, for greater certainty, it will not enter into any material transaction out of the ordinary course of business consistent with past practice without the prior consent of the Purchaser, and Midori will keep the Purchaser fully informed as to the material decisions or actions required or required to be made with respect to the operation of its business, provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver could not be obtained;

(g)	except as may be necessary or desirable in order to effect the Transaction as contemplated hereunder, not alter or amend its articles or notice of articles as the same exist at the date of this Agreement;

(h)	other than as contemplated under this Agreement, not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization or arrangement with, or transfer its undertaking or assets as an entirety or substantially as an entirety to, any other person or perform any act which would render inaccurate in any material way any of its representations and warranties set forth herein as if such representations and warranties were made at a date subsequent to such act and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and without limiting the generality of the foregoing, it will not:

(i)	make any distribution by way of dividend, distribution of property or assets, return of capital or otherwise to or for the benefit of its shareholders;

30

(ii)	increase or decrease its paid-up capital or purchase or redeem any shares; or

(iii)	issue or enter into any commitment to issue any of its shares or securities convertible into, or rights, warrants or options to acquire any such shares;

(iv)	not to authorize, sell or issue, or negotiate or enter into an agreement to sell or issue, any securities of Midori (including those that are convertible or exchangeable into securities of Midori), other than as contemplated under this Agreement; and

(i)	take all necessary corporate action and proceedings to approve and authorize the valid and effective transfer of the Purchased Shares to the Purchaser.

6.04	Covenants of the Shareholders

Each of the Shareholders, on its own behalf, covenants and agrees with the other parties hereto that, until the earlier of the Closing Date and the date upon which this Agreement is terminated in accordance with Article VII, subject to Section 9.01, it will:

(a)	use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations set forth in this Agreement to the extent the same are within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Transaction, including using commercially reasonable efforts to:

(i)	effect all necessary registrations and filings and submissions of information requested by any Governmental Authority required to be effected by it in connection with the Transaction; and

(ii)	fulfill all conditions and satisfy all provisions of this Agreement and the Transaction;

(b)	subject to Applicable Laws or as otherwise authorized by this Agreement, not take any action, refrain from taking any action, or permit any action to be taken or not taken, inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Transaction;

(c)	if the Shareholder is a corporation or entity, take all necessary corporate action and proceedings to approve and authorize the valid and effective transfer of the Purchased Shares to the Purchaser; and

(d)	not encumber in any manner the Purchased Shares and ensure that at the Time of Closing the Purchased Shares are free and clear of all Liens, charges, mortgages, security interests, pledges, demands, claims and other encumbrances whatsoever.

31

6.05	Post-Closing Covenants - Listing Statement and Prospectus

Each of the Purchaser and Midori, on its own behalf, covenants and agrees for the benefit of the other parties hereto, including the Shareholders, that:

(i)	Promptly after the Closing Date, the Purchaser and Midori shall jointly prepare and complete the Listing Statement and the Prospectus together with any other documents required by the BCBCA, applicable Securities Laws and other Applicable Laws and the rules and policies of the CSE in connection with the Transaction, and Purchaser shall, as promptly as reasonably practicable after obtaining the approval of the CSE as to the final Listing Statement and the approval of the BCSC as to the final Prospectus file such final Listing Statement and final Prospectus on SEDAR.

(ii)	The Purchaser represents and warrants that the Listing Statement and Prospectus will comply in all material respects with all Applicable Laws (including applicable Securities Laws), and, without limiting the generality of the foregoing, that the Listing Statement and Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (provided that the Purchaser shall not be responsible for the accuracy of any information relating to Midori that is furnished in writing by Midori for inclusion in the Listing Statement or Prospectus ).

(iii)	Midori represents and warrants that any information or disclosure relating to Midori that is furnished in writing by Midori for inclusion in the Listing Statement or Prospectus will comply in all material respects with all Applicable Laws (including applicable Securities Laws), and, without limiting the generality of the foregoing, that the Listing Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (provided that Midori shall not be responsible for the accuracy of any information relating to the Purchaser that is furnished in writing by the Purchaser for inclusion in the Listing Statement or Prospectus).

(iv)	Midori, the Purchaser and their respective legal counsel shall be given a reasonable opportunity to review and comment on drafts of the Listing Statement and Prospectus and other documents related thereto, and reasonable consideration shall be given to any comments made by Midori, the Purchaser and their respective counsel, provided that all information relating solely to the Purchaser included in the Listing Statement or Prospectus shall be in form and content satisfactory to the Purchaser, acting reasonably, and all information relating solely to Midori included in the Listing Statement or Prospectus shall be in form and content satisfactory to Midori, acting reasonably.

(v)	The Purchaser and Midori shall promptly notify each other if at any time before the date of filing in respect of the Listing Statement or Prospectus, either Party becomes aware that the Listing Statement or Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Listing Statement or Prospectus and the Parties shall cooperate in the preparation of any amendment or supplement to such documents, as the case may be, as required or appropriate.

32

6.01	Survival of Covenants

The covenants made by the parties and contained in this Agreement or any document or certificate given pursuant hereto shall survive the Closing of the Transaction.

ARTICLE VII

TERMINATION

7.01	Termination

This Agreement may be terminated in writing at any time prior to the Closing:

(a)	by mutual written consent of the Purchaser and Midori;

(b)	by either Midori or the Purchaser if the Closing shall not have been consummated on or prior to the Termination Date, without liability to the terminating party on account of such termination; provided that the right to terminate this Agreement pursuant to this Section 7.01 (b) shall not be available to a party whose breach or violation of any representation, warranty, covenant, obligation or agreement under this Agreement has been the cause of or has resulted in the failure of the Closing to occur on or before such date;

(c)	by the Purchaser, if there has been a material breach by Midori or the Shareholders of any representation, warranty, covenant or agreement set forth in this Agreement or any of the documents contemplated hereby which breach would result in the failure to satisfy one or more of the conditions set forth in Section 3.01 or 3.02 which Midori or the Shareholders, as applicable, fails to cure within ten (10) Business Days after written notice thereof is given by the Purchaser;

(d)	by Midori if there has been a material breach by the Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement or any of the documents contemplated hereby which breach would result in the failure to satisfy one or more of the conditions set forth in Section 3.01 or 3.03 which the Purchaser fails to cure within ten (I 0) Business Days after written notice thereof is given by Midori;

(e)	by the Purchaser or Midori, if the other party completes an Alternative Transaction or enters into a definitive and binding agreement to effect an Alternative Transaction; and

(f)	by any party, if any permanent injunction or other order of a court or other competent authority preventing the Closing shall have become final and non-appealable; provided, however, that no party shall be entitled to terminate this Agreement if such party’s material breach of this Agreement or any of the documents contemplated hereby has resulted in such permanent injunction or order.

7.02	Effect of Termination

Upon termination of this Agreement in accordance with the terms hereof, the parties hereto shall have no further obligations under this Agreement, other than the obligations contained in Sections 10.03 and 10.08.

33

ARTICLE VIII

INDEMNIFICATION

8.01	Indemnification by the Purchaser

Subject to Section 5.04, the Purchaser shall indemnify and save the Shareholders and Midori harmless for and from:

(a)	any loss, damages or deficiencies suffered by the Shareholders or Midori as a result of any breach of representation, warranty or covenant on the part of the Purchaser contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement; and

(b)	all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.

8.02	Indemnification by Midori

Subject to Section 5.04, Midori shall indemnify and save the Purchaser harmless for and from:

(a)	any loss, damages or deficiencies suffered by the Purchaser as a result of any breach of representation, warranty or covenant on the part of Midori contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement; and

(b)	all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.

8.03	Indemnification by Shareholders

Subject to Section 5.04, each of the Shareholders, on its own behalf, and not on behalf of any other Shareholder, severally and proportionally based on its ownership of Purchased Shares (and for greater certainty, not jointly with any other Shareholder) shall indemnify and save the Purchaser harmless for and from:

(a)	any loss, damages or deficiencies suffered by the Purchaser as a result of any breach by such Shareholder of any representation, warranty or covenant on the part of such Shareholder contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement; and

(b)	all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.

8.04	Notice of Claim

A party entitled to and seeking indemnification pursuant to the terms of this Agreement (the “Indemnified Party”) shall promptly give written notice to the party or parties, as applicable, responsible for indemnifying the Indemnified Party (the “Indemnifying Party”) of any claim for indemnification pursuant to Sections 8.01, 8.02 and 8.03 (a “Claim”, which term shall include more than one Claim). Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a “Third Party Claim”) or whether the Claim does not so arise (a “Direct Claim”), and shall also specify with reasonable particularity (to the extent that the information is available):

(a)	the factual basis for the Claim; and

34

(b)	the amount of the Claim, or, if any amount is not then determinable, an approximate and reasonable estimate of the likely amount of the Claim.

8.05	Procedure for Indemnification

(a)	Direct Claims. With respect to Direct Claims, following receipt of notice from the Indemnified Party of a Claim, the Indemnifying Party shall have 30 days to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable, acting reasonably. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying party the information relied upon by the Indemnified Party to substantiate the Claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

(b)	Third Party Claims. With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the negotiation, settlement or defence of such Third Party Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party’s commercially reasonable out-of-pocket expenses incurred as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall cooperate with the Indemnifying Party, shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim at its own expense and shall have the right to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the Indemnifying Party and the Indemnified Party shall be retained by the Indemnifying Party. If the Indemnifying Party, having elected to assume such control, thereafter fails to defend any such Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

8.06	General Indemnification Rules

The obligations of the Indemnifying Party to indemnify the Indemnified Party in respect of Claims shall also be subject to the following:

(a)	without limiting the generality of Sections 8.01, 8.02 and 8.03, any Claim for breach of any representation, warranty or covenant shall be subject to Section 5.04;

(b)	the Indemnifying Party’s obligation to indemnify the Indemnified Party shall only apply to the extent that the Claims in respect of which the Indemnifying Party has given an indemnity, in the aggregate, exceed $25,000;

(c)	notwithstanding anything to the contrary in this Agreement, the aggregate liability of an Indemnifying Party which is a Shareholder to any and all Indemnified Parties under this Article VIII shall be limited to the amount paid to such Indemnifying Party in respect of its Purchased Shares pursuant to Section 2.02; for greater certainty, no Shareholder shall be liable, in the aggregate, to any and all Indemnified Parties for any amount in excess of the value of its pro rata share of the Payment Shares;

35

(d)	notwithstanding anything to the contrary in this Agreement, the aggregate liability of Midori or the Purchaser to any and all Indemnified Parties under this Article VIII shall be limited to the value of the Payment Shares issuable under this Agreement;

(e)	if any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a “Third Party”) with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and thereafter seek reimbursement from the Indemnifying Party for any such payment. If any Indemnifying Party pays, or reimburses an Indemnified Party in respect of any Third Party Claim before completion of settlement negotiations or related legal proceedings, and the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party;

(f)	except in the circumstance contemplated by Section 8.05, and whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnified Party shall not negotiate, settle, compromise or pay any Third Party Claim except with the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld);

(g)	the Indemnified Party shall not permit any right of appeal in respect of any Third Party Claim to terminate without giving the Indemnifying Party notice and an opportunity to contest such Third Party Claim;

(h)	the Indemnified Party and the Indemnifying Party shall cooperate fully with each other with respect to Third Party Claims and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available); and

(i)	the provisions of this Article VIII shall constitute the sole remedy available to a party against another party with respect to any and all breaches of any agreement, covenant, representation or warranty made by such other party in this Agreement.

ARTICLE IX

EXCLUSIVITY AND ACCESS

9.01	Obligations of Midori and Shareholders

Prior to the Termination Date, or the earlier termination of this Agreement, neither Midori nor the Shareholders shall, directly or indirectly, negotiate or deal with any party other than with the Purchaser relating to an Alternative Transaction involving Midori or the sale or disposition of any part of the outstanding Midori Shares or assets of Midori, or solicit enquiries or provide information with respect to same. Nothing contained in this Agreement will prohibit, prevent or restrict Midori from furnishing or providing information in respect of or otherwise responding to or engaging in discussions or negotiations in respect of, an unsolicited Alternative Transaction not resulting from a breach of this Section 9.01, or the directors of Midori, in the fulfilment of their fiduciary duties, from supporting or facilitating any such unsolicited Alternative Transaction, or Midori or the Shareholders from completing any such Alternative Transaction, or entering into a definitive and binding agreement to effect such an Alternative Transaction, if directors of Midori determine in good faith, after consultation, to the extent considered appropriate by the directors, with its financial and legal advisors, that such unsolicited Alternative Transaction constitutes, or could reasonably be expected to lead to or result in, a transaction that would, if consummated in accordance with its terms, be more favourable to Midori or the Shareholders than the Transaction provided, however, that prior to taking such action, the directors of Midori shall have concluded, after considering applicable laws, and receiving advice of outside counsel, that such action would be a proper exercise of its fiduciary duties, or is otherwise required, under applicable laws, that it is appropriate that the directors take such action in order to properly discharge their fiduciary duties or that such action is otherwise required under applicable laws. In the event Midori or its Shareholders receive any form of offer or inquiry, Midori shall forthwith (in any event within one business day following receipt) notify the Purchaser of such offer or inquiry and provide the Purchaser with such details as it may request.

36

9.02	Obligations of Purchaser

Prior to the Termination Date, or the earlier termination of this Agreement, the Purchaser shall not, directly or indirectly, negotiate or deal with any party other than Midori relating to an Alternative Transaction involving the Purchaser, or solicit enquiries or provide information with respect to same. Nothing contained in this Agreement will prohibit, prevent or restrict the Purchaser from furnishing or providing information in respect of or otherwise responding to or engaging in discussions or negotiations in respect of, an unsolicited Alternative Transaction not resulting from a breach of this Section 9.02, or the directors of the Purchaser, in the fulfilment of their fiduciary duties, from supporting or facilitating any such unsolicited Alternative Transaction, or the Purchaser from completing any such Alternative Transaction, or entering into a definitive and binding agreement to effect such an Alternative Transaction, if directors of the Purchaser determine in good faith, after consultation, to the extent considered appropriate by the directors, with its financial and legal advisors, that such unsolicited Alternative Transaction constitutes, or could reasonably be expected to lead to or result in, a transaction that would, if consummated in accordance with its terms, be more favourable to the Purchaser than the Transaction provided, however, that prior to taking such action, the directors of the Purchaser shall have concluded, after considering applicable laws, and receiving advice of outside counsel, that such action would be a proper exercise of its fiduciary duties, or is otherwise required, under applicable laws, that it is appropriate that the directors take such action in order to properly discharge their fiduciary duties or that such action is otherwise required under applicable laws. In the event the Purchaser receives any form of offer or inquiry, the Purchaser shall forthwith (in any event within one business day following receipt) notify Midori of such offer or inquiry and provide Midori with such details as it may request.

ARTICLE X

GENERAL

10.01	Power of Attorney

Each of the Shareholders hereby severally and irrevocably appoints Midori as its agent and attorney to take any action that is required under the Agreement or to execute and deliver any documents on their behalf, including without limitation, for the purposes of all Closing matters (including without limitation, the receipt of certificates representing the Payment Shares) and deliveries of documents and do and cause to be done all such acts and things as may be necessary or desirable in connection with the closing matters for the Transaction. Without limiting the generality of the foregoing, Midori may, on its own behalf and on behalf of the Shareholders, extend the Termination Date and/or the Closing Date, modify or waive any conditions as are contemplated herein, negotiate, settle and deliver the final forms of any documents that are necessary or desirable to give effect to the Transaction, extend such time periods as may be contemplated herein or terminate this Agreement, in its absolute discretion, as it deems appropriate. Each of the Shareholders hereby acknowledges and agrees that any decision or exercise of discretion made by Midori under this Agreement, shall be final and binding upon the Shareholders so long as such decision or exercise was made in good faith. Each Shareholder agrees that Midori shall have no obligation or liability to any Shareholder for any action taken or omitted by Midori in good faith, and each Shareholder shall indemnify and hold harmless Midori from, and shall pay to Midori the amount of, or reimburse Midori for, any loss that Midori may suffer, sustain, or become subject to as a result of any such action or omission by Midori acting as the Shareholders’ agent and attorney under this Agreement. The Purchaser shall have no duty to enquire into the validity of any document executed or other action taken by Midori on behalf of the Shareholders pursuant to this Article X.

37

10.02	Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement (each, a “notice”) shall be in writing shall be in writing addressed as follows:

(a)	if to the Purchaser:

1284670 B.C. Ltd.
1570 - 505 Burrard Street
Vancouver, British Columbia V7X IMS
	Attention:	Karan Thakur, Director
	E-mail:	kthakur@k2capital.ca

with a courtesy copy (which copy shall not constitute notice to the Purchaser) to:

McMillan LLP
1500 Royal Centre
1055 West Georgia Street
Vancouver, British Columbia V6E 4N7
Attention:	Jeff Wust
E-mail:	jeff.wust@mcmillan.ca

(b)	if to Midori or the Shareholders:

Midori-Bio Inc.
3134 Driftwood Drive Burlington,
Ontario L7M 3E1

	Attention:	Ken Lyons, CEO
	E-mail:	ken@midori-bio.com

with a courtesy copy (which copy shall not constitute notice to Midori) to:

Loopstra Nixon LLP
600 - 135 Queens Plate Drive
Toronto, Ontario M9W 6V7
Attention:	Derek Van Doom
E-mail:	dvandoom@loonix.com

38

or such other address as may be designated by notice given by either Midori or the Purchaser to the other in accordance with this Section 10.02. Each notice shall be personally delivered to the addressee or sent by e-mail to the addressee and a notice which is personally delivered or sent by email shall, if delivered or sent prior to 4:00 p.m. (local time of the recipient) on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the next Business Day. Any notice delivered to Midori in accordance with this Section 10.02 prior to the Time of Closing shall be deemed to have been delivered to each of the Shareholders. The previous sentence of this Section 10.02 shall not apply to a notice given as contemplated in Section 3.04 of the occurrence, or failure to occur, of any event or state of facts which would or would likely to cause any of the representations or warranties of any Shareholder to be untrue or inaccurate or result in the failure by any Shareholder to comply with or satisfy any covenant, condition or agreement, which notice shall not be deemed to have been received by such Shareholder unless delivered to the address of such Shareholder as reflected in the books of Midori (or after the Time of Closing, the books of the Purchaser). Any Shareholder may, from time to time, by notice given in accordance with this Section 10.02, designate or provide an address of such Shareholder for notices to be given after the Time of Closing.

10.03	Confidentiality

Prior to Closing and, if the Transaction is not completed, at all times thereafter, each of the parties hereto will keep confidential and refrain from using all information obtained by it in connection with the transactions contemplated by this Agreement relating to any other party hereto, provided however that such obligation shall not apply to any information which was in the public domain at the time of its disclosure to a party or which subsequently comes into the public domain other than as a result of a breach of such party’s obligations under this Section 10.03. For greater certainty, nothing contained herein shall prevent any disclosure of information which may be required pursuant to applicable laws or pursuant to an order in judicial or administrative proceedings or any other order made by any Governmental Authority.

10.04	Assignment

Other than as provided herein, no party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld or delayed.

10.05	Binding Effect

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

10.06	Waiver

No waiver of any provision of this Agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise expressly provided.

10.07	Governing Law

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and is to be treated in all respects as a British Columbia contract.

39

10.08	Expenses

Midori shall be responsible for its costs and expenses incurred with respect to the transactions contemplated herein, which are comprised of its legal fees and disbursements relating to preparing this Agreement and related documents specifically relating to the transactions contemplated herein, it being acknowledged, that documentation in respect of the Transaction shall, to as great an extent as reasonably possible, be prepared by the Purchaser’s counsel with the assistance of Midori as needed. The Purchaser shall be responsible for its costs and expenses incurred with respect to the transactions contemplated herein. If during the term of this Agreement, the Transaction does not successfully complete, then each party will be responsible for its own expenses incurred.

10.09	No Personal Liability

(a)	No director, officer, employee or agent of the Purchaser (in such capacity) shall have any personal liability whatsoever to Midori or the Shareholders under this Agreement or any other document delivered in connection with the Transaction on behalf of the Purchaser.

(b)	No director, officer, employee or agent of Midori (in such capacity) shall have any personal liability whatsoever to the Purchaser, or the Shareholders under this Agreement or any other document delivered in connection with the Transaction on behalf of Midori, or the Shareholders.

10.10	Time of Essence

Time is of the essence of this Agreement and of each of its provisions.

10.11	Public Announcements

Midori and the Purchaser shall co-operate with the other in releasing information concerning this Agreement and the transactions contemplated herein, and shall furnish to and discuss with the other drafts of all press and other releases prior to publication. No press release or other public announcement concerning the proposed transactions contemplated by this Agreement will be made by any party hereto without the prior consent of the other parties, such consent not to be unreasonably withheld or delayed; provided that nothing contained herein shall prevent any party hereto at any time from furnishing any information to any Governmental Authority or to the public if so required by applicable law.

10.12	Further Assurances

Each party will, upon request but without further consideration, from time to time promptly execute and deliver all further documents and take all further action necessary or appropriate to give effect to and perform the provisions and intent of this Agreement and to complete the transactions contemplated herein.

10.13	Entire Agreement

This Agreement, together with the documents required to be delivered pursuant to this Agreement, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof, including the Letter of Intent. There are no representations, warranties, covenants or conditions with respect to the subject matter hereof except as contained in this Agreement and any document delivered pursuant to this Agreement.

40

10.14	Amendments

No amendment of any provision of this Agreement will be binding on any party unless consented to in writing by such party.

10.15	Severability

In the event that any provision or part of this Agreement is determined by any court or other judicial or administrative body to be illegal, null, void, invalid or unenforceable, that provision shall be severed to the extent that it is so declared and the other provisions of this Agreement shall continue in full force and effect.

10.16	Remedies Cumulative

The rights and remedies of the parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such party may be lawfully entitled for the same default or breach.

10.17	Counterparts

This Agreement may be executed and delivered in one or more counterparts and may be executed and delivered by facsimile or any other electronically communicated method, each of which when executed and delivered shall be deemed an original and all of which counterparts together shall be deemed to constitute one and the same instrument.

10.18	Independent Legal Advice

EACH SHAREHOLDER ACKNOWLEDGES, CONFIRMS AND AGREES THAT HE, SHE OR IT HAS HAD THE OPPORTUNITY TO SEEK AND WAS NOT PREVENTED OR DISCOURAGED BY ANY PARTY HERETO FROM SEEKING INDEPENDENT LEGAL ADVICE PRIOR TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THAT, IN THE EVENT THAT ANY SHAREHOLDER DID NOT AVAIL HIMSELF/HERSELF/ITSELF WITH THAT OPPORTUNITY PRIOR TO SIGNING THIS AGREEMENT, SUCH SHAREHOLDER DID SO VOLUNTARILY WITHOUT ANY UNDUE PRESSURE AND AGREES THAT SUCH SHAREHOLDER’S FAILURE TO OBTAIN INDEPENDENT LEGAL ADVICE SHALL NOT BE USED BY HIM/HER/IT AS A DEFENCE TO THE ENFORCEMENT OF HIS/HER/ITS OBLIGATIONS UNDER THIS AGREEMENT. EACH SHAREHOLDER ACKNOWLEDGES AND AGREES THAT MCMILLAN LLP ONLY ACTS FOR THE PURCHASER AND LOOPSTRA NIXON LLP ONLY ACTS FOR MIDORI, AND NEITHER REPRESENTS NOR ACTS FOR THE SHAREHOLDERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

[Signature pages follow.]

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date first above written.

1284670 B.C. LTD.

By:	/s/ Karan Thakur
Name:	Karan Thakur
Title:	Director

MIDORI-BIO INC.

By:	/s/ Ken Lyons
Name:	Ken Lyons
Title:	CEO

[Signature pages of the Shareholders follows.]

Midori Shareholders

BRIANNE LEEDER
Name of Witness [Please Print]

/s/ Brianne Leeder
Signature of Witness	Signature of Shareholder

KRISTIN LEEDER
Name of Witness [Please Print]

/s/ Kristin Leeder
Signature of Witness	Signature of Shareholder

MELISSA FOURNIER
Name of Witness [Please Print]

/s/ Melissa Fournier
Signature of Witness	Signature of Shareholder

KEVIN LYONS
Name of Witness [Please Print]

/s/ Kevin Lyons
Signature of Witness	Signature of Shareholder

2863358 ONTARIO INC.

Robert Leeder
Name of Authorized Signatory [Please Print]

/s/ Robert Leeder
Signature of Authorized Signatory

PLK ACCOUNTING & FINANCE INC.

Rene Bharti
Name of Authorized Signatory [Please Print]

/s/ Rene Bharti
Signature of Authorized Signatory

THE 2021 LYONS FAMILY TRUST

Ken Lyons
Name of Authorized Signatory [Please Print]

/s/ Ken Lyons
Signature of Authorized Signatory

GESTION DINO FARRESE INC. #116968434

Dino Farrese
Name of Authorized Signatory [Please Print]

/s/ Dino Farrese
Signature of Authorized Signatory

3

SCHEDULE “A”

Common Shareholders of Midori

Name and Address of Shareholder	Number of Common Shares	Number of Payment Shares
2863358 Ontario Inc. 181 Wynford Drive, Suite 2205 Toronto, Ontario M3C 0C6	9,500,000	9,500,000
Brianne Leeder 54 Saint Andrews Gardens Toronto, Ontario M4W 2El	500,000	500,000
Kristin Leeder 54 Saint Andrews Gardens Toronto, Ontario M4W 2El	500,000	500,000
PLK Accounting & Finance Inc. 1410-120 Adelaide St West Toronto, Ontario M5H 1TI	1,000,000	1,000,000
The 2021 Lyons Family Trust 3134 Driftwood Drive Burlington, Ontario L7M 3El	10,250,000	10,250,000
Gestion Dino Farrese Inc.# 116968434 3223 Judith Ste-Marie Longueuil, Quebec J4N 1A9	50,000	50,000
Melissa Founier 1852 Hutton Ave Ottawa Ontario KlG 1M2	100,000	100,000
Kevin Lyons 3134 Driftwood Drive Burlington, Ontario L7M 3El	100,000	100,000
TOTAL	22,000,000	22,000,000

SCHEDULE “B”

Shareholder Consent Agreement

SHAREHOLDER CONSENT AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF _________________________________________,2021 (the “Agreement”).

AMONG:
1284670 B.C. LTD.
a corporation existing under the laws of British Columbia (the “Purchaser”)
AND:
MIDORI-BIO INC.
a corporation existing under the laws of Alberta

(“Midori”)

AND:

THE NEW MIDORI SHAREHOLDERS who have executed this Agreement

(individually a “New Midori Shareholder” and collectively the “New Midori Shareholders”)

WHEREAS:

A.	The Purchaser, Midori and the Shareholders entered into a Share Exchange Agreement dated effective August 30, 2021 and attached as Schedule “A” hereto (the “Share Exchange Agreement”);

B.	Pursuant to the Share Exchange Agreement, Midori agreed to the Transaction and further agreed to obtain the consent of the New Midori Shareholders to the Transaction (as defined therein); and

C.	The New Midori Shareholder has agreed to provide such consent and to be bound by the terms of the Share Exchange Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do covenant and agree each with the other as follows:

1.	Unless specifically defined herein or unless the context otherwise requires, terms used herein which are defined in the Share Exchange Agreement shall have the meanings ascribed to such terms in the Share Exchange Agreement.

2.	On the execution of this Agreement by a New Midori Shareholder, such New Midori Shareholder covenants and agrees that it shall, together with the Shareholder (the “New Midori Shareholder’s Transferor”) from whom such New Midori Shareholder acquired common shares of Midori as trustee or nominee for the New Midori Shareholder’s Transferor, be bound by all of the provisions of the Share Exchange Agreement as if such New Midori Shareholder and the New Midori Shareholder’s Transferor were collectively an original party to the Share Exchange Agreement including, without limitation, all representations, warranties and covenants of the New Midori Shareholder’s Transferor contained therein (provided that it is acknowledged and agreed that the New Midori Shareholder is the registered owner of the common shares of Midori acquired by the New Midori Shareholder referred to below, but is not the beneficial owner thereof, and that the New Midori Shareholder’s Transferor is the beneficial owner of such shares).

2

3.	This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the parties hereby agree to attorn to the exclusive jurisdiction of the Courts of British Columbia and not to commence any form of proceedings in any other forum.

4.	This Agreement may be signed by facsimile (including in .pdf format) and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

1284670 B.C. LTD.

Per:
Authorized Signatory

MIDORI-BIO INC.

Per:
Authorized Signatory

AND THE FOLLOWING NEW MIDORI SHAREHOLDER:

Name:

Number of Shares:

Address:

Signed:

Witness Name:

Signed:

DATE:

SCHEDULE “C”

U.S. Representation Letter for U.S. Shareholders

TO:	1284670 B.C. LTD. (“BCCO”)

RE:	ACQUISITION OF SECURITIES OF BCCO PURSUANT TO SHARE EXCHANGE AGREEMENT (the “Securities”)

Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Share Exchange Agreement to which this Schedule is attached. In the event of a conflict between the terms of this certification and such Share Exchange Agreement, the terms of this certification shall prevail.

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement to which this Schedule is attached, the undersigned (the “U.S. Shareholder”) covenants, represents and warrants to BCCO that:

(a)	It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment. To the extent necessary, the U.S. Shareholder has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Share Exchange Agreement and owning the Securities.

(b)	BCCO has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning BCCO as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities, including access to BCCO’s public filings available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the U.S. Shareholder’s satisfaction.

(c)	It is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale or distribution and, in particular, it has no intention to distribute either directly or indirectly the Securities in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; provided, however, that this paragraph shall not restrict the U.S. Shareholder from selling or otherwise disposing of the Securities pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements.

(d)	The address of the U.S. Shareholder set out in the signature block below is the true and correct principal address of the U.S. Shareholder and can be relied on by BCCO for the purposes of state blue-sky laws and the U.S. Shareholder has not been formed for the specific purpose of purchasing the Securities.

(e)	It understands (i) the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States; and (ii) the offer and sale contemplated hereby is being made in reliance on an exemption from such registration requirements in reliance on Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act.

(f)	The U.S. Shareholder is

(i)	an “accredited investor” as defined in Rule 501(a) of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria set forth in Appendix A hereto (please hand-write your initials on the appropriate lines on Appendix A), which Appendix A forms an integral part hereof; or

2

(ii)	is not an “accredited investor” as defined in Rule 501 (a) of Regulation D of the U.S. Securities Act, has a pre-existing substantive relationship with BCCO, and has completed Appendix B hereto, which forms an integral part hereof.

(g)	The U.S. Shareholder has not purchased the Securities as a result of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(h)	It acknowledges that the Securities will be “restricted securities”, as such term is defined in Rule 144(a)(3) under the U.S. Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities, it will not offer, sell or otherwise transfer, directly or indirectly, the Securities except:

(1)	to BCCO;

(ii) outside the United States in an “offshore transactions” meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations;

(iii) in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(iv) in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws governing the offer and sale of securities,

and, in the case of each of (iii) and (iv) above, it has prior to such sale furnished to BCCO and opinion of counsel in form and substance reasonably satisfactory to BCCO stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (k) below may be removed.

(i)	It understands and agrees that the Securities may not be acquired in the United States or by a U.S. Person or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

(j)	It acknowledges that it has not purchased the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities.

3

(k)	The certificates representing the Securities issued hereunder, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, will bear, on the face of such certificate, the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF 1284670 B.C. LTD. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ALL LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

Provided, that if the Securities are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S in circumstances where Rule 905 of Regulation S does not apply, and in compliance with Canadian local laws and regulations, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of BCCO, in substantially the form set forth as Appendix C attached hereto (or in such other forms as BCCO may prescribe from time to time) and, if requested by BCCO or the transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to BCCO and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Securities are being sold otherwise than in accordance with Regulation S and other than to BCCO, the legend may be removed by delivery to the registrar and transfer agent and BCCO of an opinion of counsel, of recognized standing reasonably satisfactory to BCCO, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(1)	It understands and agrees that there may be material tax consequences to the U.S. Shareholder of an acquisition, holding or disposition of any of the Securities. BCCO gives no opinion and makes no representation with respect to the tax consequences to the U.S. Shareholder under United States, state, local or foreign tax law of the undersigned’s acquisition, holding or disposition of such Securities. In particular, no determination has been made whether BCCO will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

(m)	It consents to BCCO making a notation on its records or giving instructions to any transfer agent of BCCO in order to implement the restrictions on transfer set forth and described in this certification and the Share Exchange Agreement.

4

(n)	It understands that (i) BCCO may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a “Shell Company”), (ii) if BCCO is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the U.S. Securities Act may not be available for resales of the Securities, and (iii) BCCO is not obligated to make Rule 144 under the U.S. Securities Act available for resales of the Securities.

(o)	It understands and agrees that the financial statements of BCCO have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(p)	It understands and acknowledges that BCCO is incorporated outside the United States, consequently, it may be difficult to provide service of process on BCCO and it may be difficult to enforce any judgment against BCCO.

(q)	It understands that BCCO does not have any obligation to register the Securities under the U.S. Securities Act or any applicable state securities or “blue-sky” laws or to take action so as to permit resales of the Securities. Accordingly, the U.S. Shareholder understands that absent registration, it may be required to hold the Securities indefinitely. As a consequence, the U.S. Shareholder understands it must bear the economic risks of the investment in the Securities for an indefinite period of time.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Time of Closing. If any such representations shall not be true and accurate prior to the Time of Closing, the undersigned shall give immediate written notice of such fact to BCCO prior to the Time of Closing.

5

ONLY U.S. SHAREHOLDERS NEED COMPLETE AND SIGN

Dated _______________________________ 2021.

X
Signature of individual (if U.S. Shareholder is an individual)

X
Authorized signatory (if U.S. Shareholder is not an individual)

Name of U.S. Shareholder (please print)

Address of U.S. Shareholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

6

Appendix “A” to

U.S. REPRESENTATION LETTER FOR U.S. SHAREHOLDERS

TO BE COMPLETED BY U.S. SHAREHOLDERS THAT ARE U.S. ACCREDITED INVESTORS

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement and the Schedule “C” to which this Appendix is attached, the undersigned (the “U.S. Shareholder”) covenants, represents and warrants to BCCO that the U.S. Shareholder is an “accredited investor” as defined in Rule 501(a) of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria (please hand-write your initials on the appropriate lines):

1. Initials___ __	Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(l3) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act);

2. Initials___ __	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

3. Initials___ __	Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

4. Initials___ __	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

7

5. Initials___ __	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds US$1,000,000 (for the purposes of calculating net worth),

(1) the person’s primary residence shall not be included as an asset;

(ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of this certification, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this certification exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

6. Initials___ __	(iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability;

7. Initials___ __ 8. Initials___ __	A natural person who had annual gross income during each of the last two full calendar years in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) and reasonably expects to have annual gross income in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) during the current calendar year, and no reason to believe that his or her annual gross income will not remain in excess of US$200,000 (or that together with his or her spouse will not remain in excess of US$300,000) for the foreseeable future;

Any director or executive officer of BCCO; or

Any entity in which all of the equity owners meet the requirements of at least one of the above categories - if this category is selected, you must identify each equity owner and provide statements from each demonstrating how they qualify as an accredited investor.

8

ONLY U.S. SHAREHOLDERS WHO ARE ACCREDITED INVESTORS NEED TO COMPLETE AND SIGN

Dated _______________________________ 2021.
X
Signature of individual (if U.S. Shareholder is an individual)

X
Authorized signatory (if U.S. Shareholder is not an individual)

Name of U.S. Shareholder (please print)

Address of U.S. Shareholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

9

Appendix “B” to

U.S. REPRESENTATION LETTER FOR U.S. SHAREHOLDERS

TO BE COMPLETED BY U.S. SHAREHOLDERS THAT ARE NOT U.S. ACCREDITED INVESTORS

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement and the Schedule “C” to which this Appendix is attached, the undersigned (the “U.S. Shareholder”) covenants, represents and warrants to 1284670 B.C. Ltd. (also referred to herein as the “Company”) that the U.S. Shareholder understands that the Securities have not been and will not be registered under the U.S. Securities Act and that the offer and sale of the Securities to the U.S. Shareholder contemplated by the Share Exchange Agreement is intended to be a private offering pursuant to Section 4(a)(2) of the U.S. Securities Act.

Your answers will at all times be kept strictly confidential. However, by signing this suitability questionnaire (the “Questionnaire”) the U.S. Shareholder agrees that the Company may present this Questionnaire to such parties as may be appropriate if called upon to verify the information provided or to establish the availability of an exemption from registration of the private offering under the federal or state securities laws or if the contents are relevant to issue in any action, suit or proceeding to which the Company is a party or by which it is or may be bound. A false statement by the U.S. Shareholder may constitute a violation of law, for which a claim for damages may be made against the U.S. Shareholder. Otherwise, your answers to this Questionnaire will be kept strictly confidential.

Please complete the following questionnaire:

(2)	Relationship to the Officers of Directors

Are you a relative of a director, senior officer or control person of the Company:	Yes: ______________	No: _______________
If yes, state the name of the director, senior officer or control person of the Company

If yes, state the relationship to the director, senior officer or control person of the Company

10

(3)	Close Friend of Officer or Director

Are you a close personal friend of a director, senior officer or control person of the Company:	Yes: ________________	No: ________________
If yes, state the name of the director, senior officer or control person of the Company

If yes, state how long you have known the director, senior officer or control person of the Company

A close personal friend is an individual who has known the director, senior officer or control person for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. An individual is not a close personal friend solely because the individual is a member of the same organization, association or religious group.

(4)	Close Business Associate of an Officer or Director

Are you a close business associate of a director, senior officer or control person of the Company:	Yes: ________________	No: ________________
If yes, state the name of the director, senior officer or control person of the Company

If yes, describe your business relationship with the director, senior officer or control person of the Company

A close business associate is an individual who has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate. An individual is not a close business associate solely because the individual is a client or former client. For example, an individual is not a close business associate of a registrant or former registrant solely because the individual is a client or former client of that registrant or former registrant. The relationship between the individual and the director, senior officer or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, senior officer or control person.

(5)	Income

“income” shall mean adjusted gross income as reported for federal tax purposes reduced by (a) any deduction for long term capital gain, (b) any deduction for depletion, (c) any exclusion for interest and (d) any losses allocated to the U.S. Shareholder as an individual

(a)	Was your annual income for the calendar year ended December 31, 2020 over US$150,000?

Yes ______	No ____

(b)	Was your annual income for the calendar year ended December 31, 2019 over US$150,000?

Yes ______	No ____

11

(c)	Do you anticipate that your annual income for the year ended December 31, 2021 will be over US$150,000?

Yes ______	No ____

(d)	Do you anticipate that your current amount of income will change in the foreseeable future?

Yes ______	No ____

If so, when, why and to what amount will that income change?:

____________________________________________________________

____________________________________________________________

(e)	If your responses to questions 4(a) through 4(c) were “No,” please provide your annual income for the calendar years ending December 31, 2020 and December 31, 2019.

December 31, 2020: US$

December 31, 2019: US$

(f)	If your responses to questions 4(a) through 4(c) were “No” please provide your joint annual income with your spouse for the calendar years ending December 31, 2020 and December 31, 2019.

December 31, 2020: US$

_________________________________________________________________________________

December 31, 2019: US$

_________________________________________________________________________________

(6)	Net Worth

(a)	Please provide your net worth (for the purposes of calculating net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of Securities contemplated by the accompanying Share Exchange Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale and purchase of the Securities contemplated by the accompanying Share Exchange Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability)

Net Worth: US$

(b)	Does your proposed purchase of the Securities exceed:

_____	10% of your net worth (excluding your personal residence, home furnishings and automobiles)?

12

_____	20% of your net worth (excluding your personal residence, home furnishings and automobiles)?

(7)	Educational Background

(8)	Briefly describe educational background, relevant institutions attended, dates, degrees:

(9)	Briefly describe business involvement or employment during the past IO years or since graduation from school, whichever period is shorter. (Specific employers need not be named. A sufficient description is needed to assist the Company in determining the extent of vocationally related experience in financial and business matters).

7.	Investment experience

(a)	Please indicate the frequency of your investment in marketable securities:

( ) Often;	( ) Occasionally; ;	( ) Seldom; ;	( ) Never.

(b)	Please indicate the frequency of your investment in commodities futures:

( ) Often;	( ) Occasionally; ;	( ) Seldom; ;	( ) Never.

(c)	Please indicate the frequency of your investment in options:

( ) Often;	( ) Occasionally; ;	( ) Seldom; ;	( ) Never.

(d)	Please indicate the frequency of your investment in securities purchased on margin:

( ) Often;	( ) Occasionally; ;	( ) Seldom; ;	( ) Never.

(e)	Please indicate the frequency of your investment in unmarketable securities;

( ) Often;	( ) Occasionally; ;	( ) Seldom; ;	( ) Never.

13

(10)	Have your purchased securities sold in reliance on the private offering Exemption from registration pursuant to the U.S. Securities Act or any state laws during the past three years?

Yes _________	No _________

If you answered “Yes,” please provide the following information:

Year	Nature of Security	Business of issuer	Total amount invested

(11)	Do you believe you have sufficient knowledge and experience in financial and business affairs that you can evaluate the merits and risks of a purchase of the Securities?

Yes _________	No _________

(12)	Do you believe you have sufficient knowledge of investments in general, and investments similar to a purchase of the Securities in particular, to evaluate the risks associated with a purchase of the Securities?

Yes _________	No _________

You hereby acknowledge that the foregoing statements are true and accurate to the best of your information and belief and that you will promptly notify the Company of any changes in the foregoing answers.

14

ONLY U.S. SHAREHOLDERS WHO ARE NOT ACCREDITED INVESTORS NEED TO COMPLETE AND SIGN

Dated _______________________________ 2021.
X
Signature of individual (if U.S. Shareholder is an individual)

X
Authorized signatory (if U.S. Shareholder is not an individual)

Name of U.S. Shareholder (please print)

Address of U.S. Shareholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

15

Appendix “C” to

U.S. REPRESENTATION LETTER FOR U.S. SHAREHOLDERS

Form of Declaration for Removal of Legend

TO:	1284670 B.C. Ltd. (the “Corporation”)

TO:	Registrar and transfer agent for the shares of the Corporation

The undersigned (A) acknowledges that the sale of __________________________ (the “Securities”) of the Corporation, represented by certificate number(s)                                      , to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not (a) an “affiliate” of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act, except any officer or director of the Company who is an affiliate solely by virtue of holding such position) (b) a “distributor” as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such Securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market”, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such Securities; (4) the sale is bona fide and not for the purpose of “washing off’ the resale restrictions imposed because the Securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such Securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part ofa plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated ______________ 20	X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

16

Affirmation by Seller’s Broker-Dealer

(Required for sales pursuant to Section (B)(2)(b) above)

We have read the foregoing representations of our customer, ____________________________ (the “Seller”), dated ___________________, 20___ , with regard to the sale, for such Seller’s account, of _________________ common shares (the “Securities”) of BCCO Capital Partners Inc. (the “Corporation”) represented by certificate number(s)________________________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell Securities was made to a person in the United States;

(2)	the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market” (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)	we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Corporation shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Name of Firm

Name of Firm

By:

Authorized Officer

Dated:	____________________________ 20____

SCHEDULE “D”

Midori Assets, IP and Employees

AMENDING AGREEMENT

THIS AGREEMENT made as of the 31st day of October, 2021

BETWEEN:

1284670 B.C. LTD., a corporation existing under the laws of British Columbia

(the “Purchaser”)

OF THE FIRST PART

AND:

MIDORI-BIO INC., a corporation existing under the laws of Ontario

(“Midori”)

OF THE SECOND PART

WHEREAS:

(A) the parties hereto (together with the shareholders of Midori) entered into a share exchange agreement dated effective August 30, 2021 pursuant to which, and subject to the terms thereof, the Purchaser agreed to acquire all of the issued and outstanding securities of Midori from the Midori shareholders (the “Share Exchange Agreement”);

(B) §10.14 of the Share Exchange Agreement provides that such agreement may be amended by an agreement in writing signed by the parties thereto; and

(C) the parties hereto wish to enter into this Amending Agreement in the manner set forth herein.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1. In this Amending Agreement capitalized terms not otherwise defined herein will have the meaning given to them in the Share Exchange Agreement.

2. §1.01(vv) of the Share Exchange Agreement is hereby deleted in its entirety and replaced with the following:

“Termination Date” means January 15, 2022, or such later date as may be agreed in writing between the Purchaser and Midori;

3. The Share Exchange Agreement is, in all other respects, ratified, confirmed and approved.

4. This Amending Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart or facsimile so executed are deemed to be an original and such counterparts and facsimile copies together will constitute one and the same instrument.

(Remainder of page left intentionally blank. Signature page follows.)

IN WITNESS WHEREOF, this Amending Agreement has been executed by the parties hereto on the day and year first above written.

MIDORI -BIO INC.

By:	/s/ Ken Lyons
Name:	Ken Lyons
Title:	CEO

1284670 B.C. LTD.

By:	/s/ Karamveer Thakur
Name:	Karamveer Thakur
Title:	Director